SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

RadioShack Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notes:

Leonard H. Roberts
Chairman and Chief Executive Officer

100 Throckmorton Street

Suite 1900

Fort Worth, Texas 76102

April 8, 2004

Dear Stockholder:

I would like to invite you to attend our 2004 Annual Meeting on Thursday, May 20, 2004, at 10:00 a.m., at RadioShack Corporation, Answers University, Suite 128, 300 West Third Street, in Fort Worth, Texas. The formal notice of the meeting, the proxy statement, our 2003 Annual Report and your proxy card are enclosed in this mailing.

During the meeting, we will discuss each item of business described in the enclosed notice of the meeting and give a current report on our business operations. There will also be time for questions.

Your vote is important. I encourage you to sign and return your proxy card or vote by telephone or the Internet prior to meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Submitting your vote promptly will save your company the cost of additional proxy solicitation.

Sincerely,

LEONARD H. ROBERTS

RadioShack Corporation

100 Throckmorton Street, Suite 1800

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., local time Thursday, May 20, 2004

LOCATION	RadioShack Corporation Answers University, Suite 128 300 West Third Street Fort Worth, Texas 76102

ITEMS OF BUSINESS

(1)    Elect 13 directors to serve until the 2005 Annual Meeting or until their successors are elected and qualified.

(2)    Approve the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors.

(3)    Approve the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.

(4)    Transact any other business properly brought before the meeting or any adjournment of the meeting.

RECORD DATE	March 23, 2004

ANNUAL MEETING ADMISSION	You may be required to present an admission ticket (printed on the proxy card) or other proof of share ownership (for example, a recent statement from your broker).

By Order of the Board of Directors,

MARK C. HILL

Senior Vice President – Chief

Administrative Officer, Secretary

and General Counsel

April 8, 2004

We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. Please see our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

•	Denotes item to be voted on at the meeting.

RADIOSHACK CORPORATION

100 Throckmorton Street, Suite 1800

Fort Worth, Texas 76102

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 20, 2004

Your board of directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the RadioShack Corporation 2004 annual meeting of stockholders. The meeting will be held on Thursday, May 20, 2004, at 10:00 a.m., local time, at RadioShack Corporation, Answers University, Suite 128, 300 West Third Street, Fort Worth, Texas 76102. For directions to the meeting, please refer to your proxy card. The proxies also may be voted at any resumption of the meeting after adjournment or postponement of the meeting.

We are first sending out these proxy materials to stockholders on or about April 8, 2004.

PROPOSALS YOU ARE ASKED TO VOTE ON

Item 1—Election of Directors

Thirteen current directors are recommended for election to the board of directors at the annual meeting. Detailed information on all of these nominees is provided on pages 5 through 8. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or if earlier, until their retirement, resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. If any nominee, however, should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.

The board of directors unanimously recommends a vote FOR each director nominee.

Item 2—Approval of the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors

The RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors is presented to the stockholders for their approval. The plan provides for annual grants of 3,500 deferred stock units to our non-employee directors, vesting in equal amounts over three years. These directors would receive shares of common stock equal to the number of vested deferred stock units in their account only when their service as a director terminates. The plan would replace our one-time and annual grants of stock options to the directors. Because directors do not receive shares of common stock until their service terminates, we believe that the granting of deferred stock units creates a long-term incentive for the directors with respect to RadioShack’s performance, while deferring the actual issuance of shares of common stock. More detailed information about the plan can be found on pages 22 through 25.

The board of directors unanimously recommends a vote FOR the approval of the

RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors.

Item 3—Approval of the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan

To provide RadioShack’s executive officers with additional incentive to make and implement decisions and proactively pursue courses of action to increase stockholder value, the Management Development and Compensation Committee of the board of directors has approved the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan for the chief executive officer and other executive officers. The board of directors is seeking stockholder approval of the plan so RadioShack may deduct, under Section 162(m) of the Internal Revenue Code, amounts paid under the plan in excess of $1 million to the chief executive officer and to the four other most highly compensated executive officers. More detailed information about the proposed plan can be found on pages 26 through 29.

The board of directors unanimously recommends a vote FOR the approval of the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.

Other Business

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Owners of record of common stock at the close of business on the record date, March 23, 2004, are the only persons entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. Each stockholder is entitled to one vote for each share of common stock he or she held on March 23, 2004. We had 162,190,570 shares of common stock outstanding on March 23, 2004, which includes 9,562,632 shares of common stock held under our Stock Purchase Plan, Supplemental Stock Plan and 401(k) Plan.

How do I vote?

You can use one of the following methods:

•	Written proxy: You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage paid envelope provided.

•	Telephone proxy: You can vote by telephone using the toll-free telephone number shown on your proxy card.

•	Internet proxy: You can vote on the Internet at the Web site address shown on your proxy card.

•	In person: You can vote in person at the meeting. If you own your shares in street name, you will need to obtain a legal proxy from your broker or bank and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

The telephone and Internet voting procedures are designed to authenticate your identity and allow you to vote your shares. They will also confirm that your instructions have been properly recorded. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with the proxy statement.

What are my voting choices on the matters to be voted on?

In the vote on the election of the 13 director nominees, you may:

•	vote in favor of all nominees,

•	vote to withhold votes as to all nominees, or

•	vote to withhold votes as to specific nominees.

For all other items, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the approval of the 2004 Deferred Stock Unit Plan for Non-Employee Directors, and FOR the approval of the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.

How are votes counted?

Directors are elected by a plurality of votes cast at the meeting. All other matters submitted to a vote of stockholders will be determined by a majority of the votes cast.

We have a policy of confidential voting that applies to all stockholders, including RadioShack employee-stockholders. Equiserve Trust Company, N.A., our stock transfer agent, tabulates the votes received and acts as an inspector of election.

What is the quorum requirement for the annual meeting?

To achieve a quorum at the annual meeting, the holders of a majority of outstanding common stock as of the record date must be present, either in person or by proxy.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes count for quorum purposes. With respect to the election of directors, abstentions will be counted as withheld votes. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote.

For purposes of determining whether a proposal has received a majority vote, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Under New York Stock Exchange rules, brokers that do not receive voting instructions on the proposal concerning the 2004 Deferred Stock Unit Plan for Non-Employee Directors are not entitled to vote on that proposal.

How will shares of common stock held in RadioShack’s 401(k) Plan be voted?

Each participant in the RadioShack 401(k) Plan is entitled to direct the plan trustee on how to vote shares of common stock allocated to his or her account. If a participant does not direct the trustee how to vote his or her allocated shares, the trustee will vote those shares in the same proportion as other participants who have directed the trustee to vote their allocated shares. The trustee will also vote all unallocated shares of common stock held by the 401(k) Plan in this proportion.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•	giving written notice of revocation to RadioShack at the address below,

•	delivering a later-dated proxy (including by Internet or telephone), or

•	voting in person at the meeting.

You should send any written notice of a revocation of a proxy to RadioShack Corporation, Attention: Shareholder Services, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102.

Who can attend the meeting?

Stockholders as of the record date, March 23, 2004, or their duly appointed proxies, may attend the meeting.

You will need your admission ticket as well as a form of personal identification to enter the annual meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket. If you own shares in street name, please contact your bank or broker to obtain an admission ticket; however, please note that even if you obtain an admission ticket from your bank or broker to attend the meeting, you will not be able to vote your shares at the meeting without also obtaining a legal proxy from your bank or broker.

If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are a RadioShack stockholder.

Where do I find the voting results of the meeting?

We will publish the voting results in our Form 10-Q for the second quarter of 2004, which we will file with the SEC in August 2004. After the meeting, you can also access a press release containing the outcome of the meeting at our corporate Web site www.radioshackcorporation.com, under the heading “Press Room.”

How can I receive the proxy statement and annual report electronically?

Registered stockholders may elect to receive RadioShack’s annual report and proxy statement electronically. Choosing electronic delivery gives stockholders faster and more convenient access to the proxy materials and reduces our printing and postage costs.

Registered stockholders can read additional information about electronic delivery and enroll in the service by going to www.econsent.com/rsh on the Internet. Stockholders will be asked to enter their account numbers, which can be found on their Forms 1099-DIV. Registered stockholders needing assistance in obtaining their account numbers should call our stock transfer agent, toll free, at (888) 218-4374. Registered stockholders can also request the service while voting via the Internet by simply clicking the box consenting to electronic delivery.

Stockholders who own their shares in street name should contact their broker to determine their account numbers and to choose electronic delivery.

ITEM 1—ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

Frank J. Belatti Age 56 Director since 1998

Mr. Belatti has been Chairman and Chief Executive Officer of AFC Enterprises, Inc. (the parent company of Popeyes Chicken & Biscuits, Church’s Chicken and Cinnabon International) since November 1992. He is a director of AFC Enterprises, Inc. and Galyan’s Trading Company, Inc.

Mr. Belatti is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

Ronald E. Elmquist Age 57 Director since 1997

Mr. Elmquist has been a Consultant since January 2004. From May 2001 through January 2004, Mr. Elmquist was President and Chief Executive Officer of SubmitOrder, Inc. (a provider of comprehensive information technology, distribution, and customer response services). From February 2001 to May 2001, Mr. Elmquist was a Consultant, and from June 1998 to February 2001 he was Chairman, President and Chief Executive Officer of Keystone Automotive, Inc. (a specialty automotive parts marketer).

Mr. Elmquist is currently a member of the Corporate Governance Committee and the Management Development and Compensation Committee.

Robert S. Falcone Age 57 Director since 2003

Mr. Falcone has been Executive Vice President and Chief Financial Officer of BearingPoint, Inc. (a consulting, systems integration and managed service firm) since April 2003. From March 2002 to March 2003, Mr. Falcone was a financial consultant to early stage enterprises, and he was Senior Vice President and Chief Financial Officer of 800.com (an Internet retailer of consumer electronics) from January 2000 to March 2002. From January 1998 to January 2000, he was a private investor, and he was Senior Vice President and Chief Financial Officer of Nike, Inc. (an international sports and fitness footwear and apparel company) from April 1992 to January 1998. He is a director of International Microcomputer Software, Inc. and Nautilus Group, Inc.

Mr. Falcone is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Daniel R. Feehan Age 53 Director since 2003

Mr. Feehan has been Chief Executive Officer and President of Cash America International, Inc. (a provider of specialty financial services to individuals) since February 2000. Previously, Mr. Feehan was President and Chief Operating Officer of Cash America International, Inc. from January 1990 to February 2000. He is a director of Cash America International, Inc. and AZZ Incorporated.

Mr. Feehan is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

Richard J. Hernandez Age 60 Director since 2001

Mr. Hernandez has been President of McKesson Corporate Solutions, McKesson Corporation (a provider of supply, information and care management products and services for the healthcare industry) since January 2000. Previously, Mr. Hernandez was Vice President and General Manager of Consulting and Services Group of Johnson & Johnson (a manufacturer of healthcare products) from 1996 to 1999.

Mr. Hernandez is currently a member of the Corporate Governance Committee and the Management Development and Compensation Committee.

Lawrence V. Jackson Age 50 Director since 2000

Mr. Jackson has been President and Chief Operating Officer of Dollar General Corporation (a discount retailer) since September 2003. From October 1997 to September 2003, Mr. Jackson was Senior Vice President of Supply Operations of Safeway, Inc. (a food and drug retailer). Mr. Jackson is a director of Allied Waste Industries, Inc.

Mr. Jackson is currently a member of the Management Development and Compensation Committee.

Robert J. Kamerschen Age 68 Director since 1999

Mr. Kamerschen has been Retired Chairman and Chief Executive Officer of ADVO, Inc. (a targeted direct mail marketing services company) since June 1999 and January 1999, respectively. Mr. Kamerschen has been a Consultant and private investor since February 2002. From October 1999 to February 2002, he was Chairman and Chief Executive Officer of DIMAC Holdings, Inc. (a provider of direct response marketing solutions). From January 1999 to June 1999, he was Chairman of ADVO, Inc., and he was Chief Executive Officer of ADVO, Inc. from November 1988 to January 1999. DIMAC Holdings, Inc. filed for bankruptcy protection on April 6, 2000 and emerged from bankruptcy protection on February 27, 2001. He is a director of IMS Health, Inc.; Linens ‘n Things, Inc.; Memberworks Incorporated; and R. H. Donnelley Corp.

Mr. Kamerschen is currently the chair of the Management Development and Compensation Committee and a member of the Executive Committee.

H. Eugene Lockhart Age 54 Director since 2003

Mr. Lockhart has been a Venture Partner with Oak Investment Partners (a venture capital firm) since January 2003. From 2000 to 2003, he was Chairman of The New Power Company (a provider of energy and related services). From 1999 to 2000, he was President of the Consumer Services Division of AT&T Corp. (a voice, video and data communications company). From 1997 to 1998 he was President of the Global Retail Bank of BankAmerica Corporation (a banking company), and from 1993 to 1997, he was President and Chief Executive Officer of MasterCard International Incorporated. NewPower Holdings, Inc. (and its subsidiaries, including The New Power Company) filed for bankruptcy protection on June 11, 2002, and a bankruptcy plan was confirmed on October 27, 2002. He is a director of IMS Health Inc. and Asset Acceptance Capital Corp.

Mr. Lockhart is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Jack L. Messman Age 64 Director since 1993

Mr. Messman has been President, Chief Executive Officer and Chairman of the Board of Novell, Inc. (a provider of information solutions through various software platforms) since July 2001 and President and Chief Executive Officer of Cambridge Technology Partners, Inc. (now a subsidiary of Novell, Inc.) since July 1999. From October 1996 until July 1999, Mr. Messman was Chairman and Chief Executive Officer, Union Pacific Resources Group Inc. (an oil and gas exploration and development company), and he was President and Chief Executive Officer of Union Pacific Resources, Inc. from May 1991 until July 1999. He is a director of Novell, Inc. and Safeguard Scientifics, Inc.

Mr. Messman is currently a member of the Corporate Governance Committee and the Management Development and Compensation Committee.

William G. Morton, Jr. Age 67 Director since 1987

Mr. Morton has served as a director and an advisor in the securities industry and also as a corporate director and a trustee of several non-profit organizations since October 2002. From June 1985 to March 2001, Mr. Morton served as the Chairman and Chief Executive Officer of the Boston Stock Exchange, and as Chairman Emeritus of the Boston Stock Exchange from March 2001 to October 2002. He is a director of J.P. Morgan Funds.

Mr. Morton is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Thomas G. Plaskett Age 60 Director since 1986

Mr. Plaskett is Chairman of Fox Run Capital Associates (a private consulting firm), a corporate director and a business consultant. From November 1999 to December 2000, Mr. Plaskett was Chairman of Probex Corporation (a company engaged in the commercialization of patented technology to process used lubricating oil), and he was President and Chief Executive Officer of Probex Corporation from November 1999 to August 2000. He was Vice Chairman, Legend Airlines, Inc. (a commercial airline company) from June 1997 to February 2001 and Executive Vice President from September 1999 to February 2001. He was Chairman of Greyhound Lines, Inc. (a provider of intercity bus transportation) from March 1995 to March 1999. Legend Airlines, Inc. filed for bankruptcy protection on December 3, 2000. He is a director of Alcon, Inc., Novell, Inc. and Smart & Final, Inc.

Mr. Plaskett is currently the chair of the Corporate Governance Committee and a member of the Executive Committee. He has also been designated the presiding director of the board (please see the discussion on page 18 below).

Leonard H. Roberts Age 55 Director since 1997

Mr. Roberts has been Chairman of the Board of Directors of RadioShack Corporation since May 1999 and Chief Executive Officer of RadioShack Corporation since January 1999. Previously, Mr. Roberts was President of RadioShack Corporation from December 1995 to December 2000. He is a director of J.C. Penney Company, Inc.

Mr. Roberts is currently the chair of the Executive Committee.

Edwina D. Woodbury Age 52 Director since 1998

Ms. Woodbury has been President and Chief Executive Officer of The Chapel Hill Press, Inc. (a publishing services company) since July 1999 and was a Consultant from January 1999 through June 1999. From February 1998 through December 1998, Ms. Woodbury was Executive Vice President—Business Process Redesign of Avon Products, Inc. (a direct seller of beauty and related products), and was Senior Vice President, Chief Financial and Administrative Officer of Avon Products, Inc. from November 1993 to February 1998. She is a director of Click Commerce, Inc.

Ms. Woodbury is currently the chair of the Audit and Compliance Committee and a member of the Executive Committee.

The board of directors recommends you vote FOR the election of each of the nominees listed above.

OWNERSHIP OF SECURITIES

Securities Owned by Directors and Officers

The following table sets forth information regarding beneficial ownership of common stock by each director and nominee, our five most highly compensated executive officers, and our directors, nominees and executive officers as a group, all as of February 29, 2004.

	Amount and Nature of Common Stock Beneficially Owned[1]

Name	Number of Shares Held of Record	Right to Acquire[2]	Number of Shares Beneficially Owned	Percent of Class	Common Stock Units[3]

Frank J. Belatti, Director	2,500	83,999	86,499	*	0
Ronald E. Elmquist, Director	293	63,999	64,292	*	10,155
Robert S. Falcone, Director	904	6,666	7,570	*	0
Daniel R. Feehan, Director	2,610	6,666	9,276	*	273
Richard J. Hernandez, Director	892	29,332	30,224	*	2,255
Lawrence V. Jackson, Director	910	35,999	36,909	*	5,440
Robert J. Kamerschen, Director	10,121	67,999	78,120	*	5,050
H. Eugene Lockhart, Director	1,000	6,666	7,666	*	0
Jack L. Messman, Director	2,572	79,999	82,571	*	17,016
William G. Morton, Jr., Director	7,029	63,999	71,028	*	11,586
Thomas G. Plaskett, Director	16,750	69,999	86,749	*	3,576
Leonard H. Roberts, Chairman and Chief Executive Officer	77,327	2,930,903	3,008,230	1.8%	326,703
Edwina D. Woodbury, Director	1,017	83,999	85,016	*	5,295
David J. Edmondson, President and Chief Operating Officer	38,022	1,079,138	1,117,160	*	13,763
Evelyn V. Follit, Senior Vice President—Chief Organizational Enabling Services Officer and Chief Information Officer	4,186	248,700	252,886	*	16,754
Mark C. Hill, Senior Vice President—Chief Administrative Officer, Secretary and General Counsel	14,901	228,372	243,273	*	22,674
Michael D. Newman, Senior Vice President and Chief Financial Officer	0	86,665	86,665	*	10,408
Directors and executive officers as a group (18 people)	182,804	5,301,600	5,484,404	3.3%	454,443

*	Less than 1%.

(1)	Each person has sole dispositive and voting power with respect to the shares indicated.

(2)	Shares acquirable by exercising stock options within 60 days after February 29, 2004.

(3)	Common stock units are not shares of common stock and have no voting power. The units for directors represent director fee deferrals and partial RadioShack matches under the Directors’ Unfunded Deferred Compensation Plan. The units for executive officers represent, in some cases, restricted stock deferrals and also salary and bonus deferrals and RadioShack percentage matches under either or both of RadioShack’s Executive Deferred Compensation Plan and the Executive Deferred Stock Plan. These units are distributable only in RadioShack common stock.

Securities Owned by Principal Stockholders

The following table sets forth information as of the dates set forth below about persons we know as of February 29, 2004 to be the beneficial owners of more than 5% of RadioShack’s issued and outstanding common stock, based on a review of documents publicly filed with the SEC.

Name and Address[1]	Number of Shares Beneficially Owned	Percent of Class

Barclays Global Investors, NA and affiliates[2]	21,421,001	13.06%
45 Fremont Street
San Francisco, CA 94105
AIM Funds Management, Inc.[3]	12,946,400	7.89%
5140 Yonge Street
Suite 900
Toronto, Ontario M2N 6X7

(1)	Table does not include the RadioShack 401(k) Plan Trustee, which holds RadioShack common stock for the benefit of RadioShack 401(k) Plan participants.

(2)	According to Schedule 13G filed with the SEC on February 23, 2004, the following entities, which are affiliates of one another, are the beneficial owners of 21,421,001 shares (or 13.06%) of common stock and have sole voting and dispositive power with respect to an aggregate of 19,268,962 shares of common stock. The following affiliates own common stock in the amounts and manner indicated: Barclays Global Investors, NA, beneficial owner of 17,117,385 shares (or 10.43%) of common stock, with sole voting and dispositive power with respect to 14,980,834 shares; Barclays Global Fund Advisors, beneficial owner of 670,450 shares (or 0.41%) of common stock, with sole voting and dispositive power with respect to 666,062 shares; Barclays Global Investors, Ltd, beneficial owner of 3,492,054 shares (or 2.13%) of common stock, with sole voting power with respect to 3,480,954 shares and sole dispositive power with respect to 3,492,054 shares; Barclays Global Investors Japan Trust and Banking Company Limited, beneficial owner, with sole dispositive and voting power, of 130,998 shares (or 0.08%) of common stock; and Barclays Life Assurance Company Limited, beneficial owner, with sole voting and dispositive power, of 10,114 shares (or 0.01%) of common stock. The Schedule 13G states that the shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	According to Schedule 13G filed with the SEC on February 13, 2004, AIM Funds Management, Inc. has sole voting and dispositive power with respect to an aggregate of 12,946,400 shares (or 7.89%) of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, directors and certain persons who own more than 10% of RadioShack common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

•	to file reports of their ownership of common stock with the SEC and the New York Stock Exchange, and

•	to furnish us with copies of the reports.

We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as set forth below, we believe that all required Section 16(a) reports were timely filed in 2003. A Form 5 due February 24, 2003 was inadvertently not filed on behalf of each of Mr. Roberts, Mr. Edmondson, Ms. Follit, Mr. Hill, Mr. Newman, Mr. Jensen, Ms. Moore and Ms. Spinelli, reporting a grant of stock options to each of these persons in that month. The required reports to reflect these grants were filed on March 7, 2003. In addition, a Form 4 due February 25, 2004 was inadvertently not filed on behalf of Mr. Roberts, Ms. Follit and Ms. Moore, reporting common stock units received by each of these persons in connection with a deferral of bonus payments. The required reports to reflect these grants were filed on March 5, 2004.

INFORMATION CONCERNING

THE BOARD OF DIRECTORS AND COMMITTEES

Information about Meetings, Attendance and Committees

In 2003, the board of directors held five meetings (all in person), and committees of the board of directors held a total of 23 meetings (both in person and by telephone). Other than Mr. Jackson, each director attended at least 75% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2003. Mr. Jackson attended 74% of all meetings of the board and the committees on which he served in 2003. His absences were due to unavoidable business conflicts. Mr. Jackson attended 93% of all meetings of the board and committees on which he served that were held in person in 2003.

The board has four standing committees: the Audit and Compliance Committee, the Corporate Governance Committee, the Executive Committee, and the Management Development and Compensation Committee. Other than the Executive Committee, all of the standing committees are composed entirely of independent, non-employee directors.

Executive sessions without management directors present are scheduled at each board meeting. Thomas G. Plaskett has been designated as the presiding director for each executive session of the board. Additional information about this role is described under “Presiding Director” on page 17.

The board of directors and each committee of the board (other than the Executive Committee, which did not meet in 2003) conducted an evaluation of their performance in 2003.

Board Committees and Functions

Audit and Compliance Committee

Members:	Six independent, non-employee directors: • Edwina D. Woodbury (Chair) • Frank J. Belatti • Robert S. Falcone • Daniel R. Feehan • H. Eugene Lockhart • William G. Morton, Jr.

Number of Meetings Held in 2003: Thirteen

Functions:

•        Assists the board of directors in fulfilling its oversight responsibilities with respect to the integrity of RadioShack’s financial statements.

•        Reviews RadioShack’s internal control systems, including RadioShack’s accounting and internal control policies and procedures.

•        Reviews RadioShack’s financial reporting processes, including the annual audit plan and results, RadioShack’s annual and quarterly financial statements, and any accounting issues related to RadioShack.

•        Reviews RadioShack’s earnings releases and annual and quarterly filings with the SEC.

•        Maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters.

•        Reviews RadioShack’s processes with respect to its compliance with applicable laws and regulations.

•        Maintains the sole authority and responsibility for the appointment, retention, oversight, evaluation, termination and replacement of the independent auditors.

•        Reviews and pre-approves all proposed audit and permitted non-audit services to be performed by the independent auditors.

•        Oversees the independence of the independent auditors.

•        Reviews the activities, effectiveness and qualifications of the internal audit function and reviews the results of the audits performed by the internal audit group.

•        Reviews RadioShack’s policies and guidelines with respect to risk assessment and risk management.

Charter:	A copy of the charter of the Audit and Compliance Committee is attached as Appendix A and also may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Financial Experts:	The board of directors has unanimously determined that each member of the Audit and Compliance Committee is financially literate under New York Stock Exchange listing standards and at least one member has financial management expertise. Additionally, the board of directors has unanimously determined that each of the following members of the Audit and Compliance Committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations: Edwina D. Woodbury, Frank J. Belatti, Robert S. Falcone, Daniel R. Feehan, and H. Eugene Lockhart.

Corporate Governance Committee

Members:	Seven independent, non-employee directors: • Thomas G. Plaskett (Chair) • Ronald E. Elmquist • Robert S. Falcone • Richard J. Hernandez • H. Eugene Lockhart • Jack L. Messman • William G. Morton, Jr.

Number of Meetings Held in 2003: Five

Functions:

•        Establishes, recommends and reviews the criteria for the selection of new directors.

•        Identifies individuals qualified to become directors, recommends nominees to serve as directors, and considers the performance of incumbent directors.

•        Reviews the independence and experience of each director and determines whether qualifications for membership on each committee of the board are met.

•        Develops board compensation guidelines.

•        Develops and oversees an evaluation of the full board, individual board members and management.

•        Assists the board of directors with its responsibilities for oversight of RadioShack’s Code of Ethics and Financial Code of Ethics.

•        Reviews any conflicts of interest involving officers or directors.

•        Reviews and monitors plans and programs with respect to risk management and compliance with laws.

Charter:	A copy of the charter of the Corporate Governance Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Executive Committee

Members:	Four directors, including three independent, non-employee directors: • Leonard H. Roberts (Chair) • Robert J. Kamerschen • Thomas G. Plaskett • Edwina D. Woodbury

Number of Meetings Held in 2003: None

Functions:

•        Exercises all powers of the board of directors when it is impracticable to assemble the full board, unless the actions are otherwise prohibited by law or involve amending the charter of any committee of the board.

Charter:	A copy of the charter of the Executive Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Management Development and Compensation Committee

Members:	Seven independent, non-employee directors: • Robert J. Kamerschen (Chair) • Frank J. Belatti • Ronald E. Elmquist • Daniel R. Feehan • Richard J. Hernandez • Lawrence V. Jackson • Jack L. Messman

Number of Meetings Held in 2003: Five

Functions:

•        Oversees the development and evaluation of potential candidates for executive positions and the development of executive succession plans.

•        Evaluates the chief executive officer’s and the chief operating officer’s performance annually in light of goals and objectives established by the committee and sets the chief executive officer’s annual compensation based on this evaluation.

•        Oversees management’s appointments to officer positions and its decisions concerning the performance and compensation of these officers.

•        Reviews and administers RadioShack’s existing incentive-based and equity-based compensation plans, as well as salary and deferred compensation plans, and makes recommendations to the board of directors with respect to new or amended benefit plans.

•        Prepares the annual report on executive compensation included in this proxy statement.

Charter:	A copy of the charter of the Management Development and Compensation Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Director Independence

The board of directors has adopted criteria for determining whether a director is independent from management. The board believes that at least 75% of its members should be independent, non-employee directors. The board annually reviews the commercial and charitable relationships that directors may have with RadioShack to determine whether RadioShack’s directors are, in fact, independent.

To assist it in determining director independence, the board has established the following guidelines consistent with the listing standards of the New York Stock Exchange:

•	No director who is a current employee, or who has been an employee within the preceding three years, of RadioShack may be considered independent.

•	A director will not be considered independent if, within the preceding three years:

•	an immediate family member of the director has been an executive officer of RadioShack;

•	the director or an immediate family member of the director has received more than $100,000 per year in direct compensation from RadioShack (other than director fees or, with respect to the family member, for service as a non-executive employee);

•	the director was employed by or affiliated with RadioShack’s independent auditors;

•	an immediate family member of the director was employed by RadioShack’s independent auditors in a professional capacity, including as a partner, principal or manager;

•	an executive officer of RadioShack was on the compensation committee of a company that employed the director or an immediate family member of the director as an executive officer; or

•	the director was an executive officer or an employee of, or an immediate family member was an executive officer of, another company that makes payments to or receives payments from RadioShack, in an annual amount that, in any year, was greater than $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	The following commercial or charitable relationships will not, by themselves, impair a director’s independence:

•	a director is an executive officer of another company that is indebted to RadioShack, or to which RadioShack is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company he or she serves as an executive officer;

•	a director serves as an officer, director or trustee of a charitable organization and RadioShack’s charitable contributions to such organization are less than the greater of (i) $1,000,000 or (ii) 2% of the organization’s total annual charitable receipts; or

•	a director is an executive officer of another company that does business with RadioShack, and the payments made to or received from RadioShack, annually, in any year, are less than $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence guidelines set forth above. If the board determines that a relationship is not material, and the relationship does not satisfy one of the specific categories of immaterial relationships identified above, RadioShack will explain in its proxy statement the basis for the board’s determination.

•	Members of the Audit and Compliance Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from RadioShack (other than director fees) and may not be affiliated with RadioShack or its subsidiaries.

The board of directors has reviewed the transactions or relationships between each director, or any member of his or her immediate family, and RadioShack, its senior management and its independent auditors. Based on this review and in accordance with RadioShack’s independence criteria, the board of directors has affirmatively determined that each of the following twelve non-employee directors has no material relationship with RadioShack and is independent from management: Frank J. Belatti, Ronald E. Elmquist, Robert S. Falcone, Daniel R. Feehan, Richard J. Hernandez, Lawrence V. Jackson, Robert J. Kamerschen, H. Eugene Lockhart, Jack

L. Messman, William G. Morton, Jr., Thomas G. Plaskett, and Edwina D. Woodbury. The board of directors has also determined that each of the committees of the board of directors, other than the Executive Committee, is composed entirely of independent, non-employee directors.

RadioShack’s Corporate Governance Framework

The board of directors has for many years followed specific policies regarding corporate governance and has incorporated these policies and procedures into its Corporate Governance Framework. You can review a copy of RadioShack’s Corporate Governance Framework on our corporate Web site located at www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Corporate Governance Framework by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102.

Responsibilities of the Board of Directors. The Corporate Governance Framework provides that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct. Please see the discussion below under “Code of Conduct and Financial Code of Ethics.”

•	Select the chief executive officer and other senior management with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include only performance-based bonus and incentive compensation plans.

•	Evaluate the performance of the chief executive officer and other senior management and make changes as may be required, in the sole discretion of the board of directors.

•	Provide oversight of senior management succession planning and, in the case of chief executive officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve RadioShack’s long-term and short-term strategic business and financial plans, and monitor regularly RadioShack’s performance with respect to these plans.

•	Provide general oversight of the business and management of RadioShack.

•	Evaluate the processes and performance of the board and its committees.

•	Propose nominees, upon the recommendation of the Corporate Governance Committee, for election as directors.

•	Determine director compensation and establish board service policies.

•	Establish and maintain a mechanism for stockholders to communicate directly with the presiding director and the chair of the Audit and Compliance Committee.

•	Engage professional advisors directly, as needed to fulfill its responsibilities.

•	Consider the impact of actions taken by the board and senior management on stockholders, employees, customers, suppliers, lenders, and the communities in which RadioShack operates.

Code of Conduct and Financial Code of Ethics. In connection with the board’s responsibility to oversee RadioShack’s legal compliance and ethical conduct, the board of directors has approved RadioShack’s Code of Ethics and Financial Code of Ethics.

•	The Code of Ethics consists of RadioShack’s values and its Code of Conduct. The Code of Ethics represents a framework for decision-making, and is an expression of RadioShack’s core values and expectations regarding business conduct.

•	The Code of Ethics, including the Code of Conduct, is applicable to RadioShack’s directors, officers and employees.

•	RadioShack’s Financial Code of Ethics addresses the responsibilities of RadioShack’s chief executive officer, president, chief financial officer and controller concerning the roles of these individuals with respect to the oversight of RadioShack’s financial practices.

•	The Corporate Governance Committee annually reviews and oversees compliance with the Code of Conduct and the Financial Code of Ethics.

•	You can review the Code of Conduct and the Financial Code of Ethics on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Code of Conduct and the Financial Code of Ethics by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, 100 Throckmorton Street, Suite 1700, Fort Worth, Texas 76102.

Structure of the Board of Directors. The Corporate Governance Framework sets forth the following concerning the structure of the board of directors:

•	Under RadioShack’s bylaws, the board of directors determines the number of directors, but there must be at least three directors.

•	The board of directors annually elects a chairman of the board from among the directors to preside over meetings of the stockholders and the board. The board may, in its discretion, separate or combine the offices of chairman of the board, chief executive officer and president.

•	A majority of the directors must be “independent,” under the listing standards of the New York Stock Exchange and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent. In addition, no more than two directors may be RadioShack employees.

•	Only independent directors can serve on the Audit and Compliance Committee, the Corporate Governance Committee and the Management Development and Compensation Committee.

Directors. The Corporate Governance Framework sets forth the following concerning directors:

•	Under RadioShack’s bylaws, directors are elected each year at the annual meeting of stockholders.

•	Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings. In the event that a director’s absentee rate must be disclosed in the proxy statement, there is a presumption that the director is unable to participate in the responsibilities as a director and will not stand for re-election. The board of directors may consider unique circumstances and waive this presumption.

•	Each non-employee director is required to own shares of RadioShack stock with a minimum value equal to 200% of the director’s annual retainer by no later than immediately prior to the director’s fourth anniversary of his or her election to the board.

•	Newly appointed or elected directors are required to attend orientation sessions conducted by RadioShack to familiarize themselves with RadioShack. In addition, it is expected that directors will attend at least twenty-four hours of continuing education during a three-year period.

•	Each non-employee director should inform the chair of the Corporate Governance Committee and the chairman of the board of any principal occupational change (including retirement) and should volunteer to resign from the board.

•	Directors are required to retire from the board immediately prior to the annual meeting of stockholders following their 72nd birthday.

Desired Characteristics of Individual Directors and the Board.

•	The board of directors shall be composed of a majority of non-employee directors with a diverse range of talents, expertise and occupational backgrounds. As such, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors should be considered.

•	Nominees to the board of directors may be identified by various methods, including by stockholder nomination, director search firms or by present board members.

•	Potential new and incumbent directors should demonstrate or possess a preponderance of the following personal characteristics:

•	demonstrable personal commitment to the long-term interests of the stockholders,

•	strength of character,

•	leadership,

•	highest personal and professional ethics, integrity, and values,

•	independence from RadioShack and its affiliates,

•	personal accountability,

•	informed judgment,

•	open participation in deliberations,

•	inquisitive personality,

•	independent thinker,

•	wise counsel,

•	financial literacy,

•	mature self-confidence,

•	investment of time and effort on consistent basis,

•	high performance standards, and

•	demonstration of proven track record in area of expertise.

•	The composition of the board, as a whole, should represent diverse experiences at the policy-making levels of significant commercial enterprises. Additionally, the collective competencies of the board should include directors with expertise in one or more of the following areas:

•	accounting and finance,

•	broad business judgment,

•	management experience at a senior policy-making level in one or more functional areas of a major public company,

•	crisis management,

•	industry knowledge,

•	international markets, and

•	strategy and vision.

Presiding Director. The non-employee directors appoint a presiding director to strengthen the independence and the role of the non-employee directors. The duties of the presiding director are to:

•	Preside at board meetings in the absence of the chairman of the board, or upon designation by a majority of directors.

•	Preside at executive sessions or other meetings of the non-employee directors.

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board.

•	Consult with the chairman of the board as to agenda items for board and committee meetings.

•	Coordinate with committee chairs in the development and recommendations relative to board and committee meeting schedules.

The non-employee directors have appointed Thomas G. Plaskett, currently also the chair of the Corporate Governance Committee, to serve as the presiding director for three years or until a new chair of the Corporate Governance Committee is appointed (whichever is earlier).

Compensation of Directors

Non-employee directors are currently compensated as follows:

Components	Compensation

Annual board retainer[1]	$30,000[2]

Annual grant of stock options[3,4]	One option grant to acquire 16,000 shares of common stock.[2]

Annual retainer for committee chair	$5,000[2]

Board attendance fee (each in person meeting)	$1,500

Board attendance fee (each conference call meeting)	$1,000

Committee attendance fee (each in person meeting)	$1,250

Committee attendance fee (each conference call meeting)	$1,250

Expenses of attendance	Reimbursement of actual expenses incurred.

New director grant of stock options[3,4]	One-time option grant to purchase 20,000 shares of common stock.

(1)	Each non-employee director may elect before December 31 of each year to have 50% or 100% of this annual retainer fee paid in shares of common stock; otherwise, the fee will be paid in cash.

(2)	If the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors (please see pages 22 through 25 for a discussion of this plan) is approved by stockholders, then the annual board retainer will be increased to $40,000, the annual retainer for committee chairs will be increased to $15,000, the Presiding Director will receive an annual retainer of $20,000 and directors will no longer receive stock option grants.

(3)	If the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors is not approved by stockholders, then each non-employee director who has served one year or more as of September 1 of any year will automatically be granted a non-qualified stock option to purchase 16,000 shares of common stock on the first business day in September of each year that he or she serves as a director. Additionally, each new non-employee director will receive a one-time grant of an option to purchase 20,000 shares of RadioShack’s common stock on the date he or she attends his or her first board meeting. The option exercise price of all options that may be granted to non-employee directors is set at the fair market value (the average of the high and low sales prices) of a share of common stock on the date of grant, and the options vest in three equal increments on the first, second and third anniversaries of the date of grant.

(4)	If the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors is approved by shareholders, non-employee directors will no longer receive the annual grant of stock options or the new director grant of stock options. Instead, under the plan, each new non-employee director will receive a one-time grant of 5,000 deferred stock units on the date he or she attends his or her first board meeting, and each non-employee director, who has served one year or more as of June 1 of any year, will automatically be granted 3,500 deferred stock units on the first business day in June of each year that he or she serves as a director. Please see the description of the plan on pages 22 through 25.

Unfunded Deferred Compensation Plan for Directors. Under RadioShack’s Unfunded Deferred Compensation Plan for Directors, non-employee directors may elect to defer payment of all or a specified part of their annual retainer fees and meeting fees. Interest is credited for fees deferred in cash at 1% below the prime rate. If a director elects to defer payment of fees payable in common stock for more than three years, RadioShack will make an additional contribution of 25% of the amount deferred in common stock. Upon a change in control of RadioShack, a director will receive any deferred fees and the additional RadioShack contribution in a lump sum cash payment.

Communications with the Board of Directors

Communications with the Presiding Director. Stockholders with concerns regarding RadioShack that pertain to matters other than accounting, internal accounting controls or auditing matters can communicate confidentially with RadioShack’s presiding director, Mr. Thomas G. Plaskett, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

100 Throckmorton Street

Suite 1900

Fort Worth, Texas 76102

Attn: Presiding Director

•	by e-mail:

RSPresidingDirector@foxruncapital.com

•	by telephone (toll-free):

1-877-723-4699 (1-877-RADIO99)

Communications with the Chair of the Audit and Compliance Committee. Stockholders with concerns regarding RadioShack that pertain to matters concerning accounting, internal accounting controls or auditing matters or that relate to RadioShack’s Financial Code of Ethics can communicate confidentially with RadioShack’s chair of the Audit and Compliance Committee, Edwina D. Woodbury, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

100 Throckmorton Street

Suite 1900

Fort Worth, Texas 76102

Attn: Chair of the Audit and Compliance Committee

•	by e-mail:

ChairofAuditCommittee@chapelhillpress.com

•	by telephone (toll-free):

1-877-723-4699 (1-877-RADIO99)

Please note that the telephone number listed above for the presiding director and the chair of the Audit and Compliance Committee is administered by an independent third party and therefore does not provide direct communications with either the presiding director or the chair of the Audit and Compliance Committee.

Mail sent to the address listed above for the presiding director or the chair of the Audit and Compliance Committee will be forwarded, unopened, by the Corporate Secretary to the presiding director or the chair of the Audit and Compliance Committee, as applicable. Calling the toll-free number allows stockholders to make reports anonymously and confidentially.

Directors’ Attendance at the Annual Meeting

RadioShack encourages each of its directors and nominees for director to attend the annual meeting of stockholders, although attendance is not mandatory. Each of the current directors attended the annual stockholders meeting for 2003, and it is anticipated that each of the directors will also attend the annual meeting for 2004.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Respective Roles of the Committee, the Independent Auditors and Management. As discussed in the charter, the Audit and Compliance Committee assists the board of directors in fulfilling its oversight responsibilities with respect to

•	the integrity of RadioShack’s financial statements,
•	RadioShack’s compliance with legal and regulatory requirements,
•	the independent auditors’ qualifications, independence and performance, and
•	the management and performance of RadioShack’s internal audit function.

PricewaterhouseCoopers LLP, RadioShack’s independent accounting firm, is responsible for performing an independent audit of RadioShack’s consolidated financial statements in accordance with generally accepted auditing standards.

The function of the committee is to provide oversight at the board level, along with advice, counsel, and direction to management and the auditors on the basis of information it receives, discussions with management and the auditors, and the experience of the committee’s members in business, financial, and accounting matters. The committee’s role is not intended to duplicate or to certify the activities of management and the independent auditors.

Independence of Committee Members. Each of the members of the committee meets the independence and experience requirements of the New York Stock Exchange.

Committee Charter. The committee has adopted, and annually reviews, a charter outlining the practices that it follows. In October 2003, the board of directors amended the committee’s charter. A copy of the amended charter is attached as Appendix A to this proxy statement. The charter complies with all current regulatory requirements and the requirements of the New York Stock Exchange.

Discussions of the Committee. Throughout 2003, the committee met and held discussions with management and the independent auditors. The committee also held meetings, without members of RadioShack’s management present, with RadioShack’s internal auditor and with the independent auditors.

Among other things, during these meetings, the committee reviewed and discussed RadioShack’s audited consolidated financial statements with RadioShack’s management and the independent auditors. The committee also discussed with the independent auditors other matters required to be discussed by the auditors with the committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees), which include, among other items, matters related to the conduct of the audit of RadioShack’s consolidated financial statements. The committee also received and discussed with the independent auditors their annual written report on their independence from RadioShack and its management, which is issued under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and discussed with the independent auditors the independent auditors’ independence. These discussions with the independent auditors included an examination of whether the provision of non-audit services provided by them to RadioShack during 2003 was compatible with the auditors’ independence.

In reliance on these reviews and discussions, and the report of the independent auditors, the committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in RadioShack’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Edwina D. Woodbury (Chair)	Daniel R. Feehan
Frank J. Belatti	H. Eugene Lockhart
Robert S. Falcone	William G. Morton, Jr.

Fees and Services of the Independent Auditors

PricewaterhouseCoopers LLP performed the audit of RadioShack’s consolidated financial statements for the years ended December 31, 2003 and December 31, 2002. The following is a summary of the fees billed to RadioShack by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2003 and December 31, 2002, respectively:

Fee Category	2003 Fees	2002 Fees

Audit fees	$778,000	$832,000
Audit-related fees	272,500	580,000
Tax fees	168,378	147,000
All other fees	1,400	161,000

Total fees	$1,220,278	$1,720,000

Audit Fees. Consist of fees billed for professional services rendered for the audit of RadioShack’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, along with services that only the independent auditors can provide. These services include statutory and regulatory filings or engagement, comfort letters, statutory audits, attestation services, consultations with respect to accounting treatment and disclosure of transactions and the impact of proposed accounting rules and standards, and consents with respect to, assistance with, and review of documents filed with the SEC.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RadioShack’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting.

Tax Fees. Consist of fees billed for tax services that are unrelated to the audit of RadioShack’s consolidated financial statements. These services include assistance regarding federal, state and international tax compliance, tax planning, review of returns and other tax advice.

All Other Fees. Consist of fees for products and services other than the services reported above. In fiscal 2003, these services included a software license fee. In fiscal 2002, these services included accounting principles analysis regarding RadioShack’s new headquarters and a survey of RadioShack’s finance and accounting group.

Policy for Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, along with the fees for the services performed to date. The committee may also pre-approve particular services on a case-by-case basis. The committee separately approved all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2003.

In connection with its pre-approval, the committee considers whether the provision of any permissible non-audit services is compatible with maintaining the independence of the independent auditors. The committee has determined the provision of the permissible non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Appointment of Independent Auditors

The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as independent auditors for 2004. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

ITEM 2 – APPROVAL OF THE RADIOSHACK

2004 DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS

Stockholders are asked to vote to approve the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors. The plan was approved by the Management Development and Compensation Committee and the board of directors on February 20, 2004, subject to stockholder approval.

The following summary of major features of the plan is subject to the specific provisions in the full text of the plan set forth as Appendix B to this proxy statement.

Purpose of the Plan

The plan is designed to advance the interests of RadioShack and its stockholders by affording RadioShack’s non-employee directors an opportunity to acquire or increase their proprietary interest in RadioShack, while creating further incentives for these directors to maintain a long-term, strategic outlook for RadioShack. Because non-employee directors will receive grants of deferred stock units under the plan, but will not receive shares of common stock until their service terminates, the non- transferable units will contribute to the directors’ long-term commitment to RadioShack’s financial performance, both in terms of revenue and earnings growth.

The plan will replace the one-time and annual stock option grants to non-employee directors. Presently, each non-employee director who has served one year or more as of September 1 of any year is automatically granted a non-qualified stock option to purchase 16,000 shares of common stock on the first business day in September of each year that he or she serves as a director. Also previously, each new non-employee director receives a one-time grant of a non-qualified stock option to purchase 20,000 shares of common stock upon attending his or her first meeting. If the plan is not approved by stockholders, RadioShack will continue to grant these one-time and annual stock options to non-employee directors in accordance with its past practice.

Key Terms of the Plan

Plan Term:	Ten years: June 1, 2004 through May 31, 2014.

Eligible Participants:	Directors who are not employees of RadioShack or its subsidiaries. RadioShack currently has 12 non-employee directors.

Shares Authorized:	1,000,000.

Shares Authorized as a Percent of Outstanding Common Stock:	Less than one percent.

Initial Grants:	Each new non-employee director will receive a one-time grant of 5,000 deferred stock units on the date he or she attends his or her first board meeting. None of our present directors will receive this one-time grant.

Annual Grants:	Each non-employee director, who has served one year or more as of June 1 of any year, will automatically be granted 3,500 deferred stock units on the first business day in June of each year that he or she serves as a director. A non-employee director will not receive more than one grant of deferred stock units in any calendar year.

Terms of grants:	Only on termination of service, death, disability or a change in control of RadioShack will a director receive shares of common stock equal to the number of vested deferred stock units in his or her account. Following termination of service, directors may receive these shares in either a lump sum or may defer receipt of these shares in equal installments over a period of up to ten years.

Vesting:	One-third increments over three years from the date of grant. Vesting will be accelerated under certain circumstances described below.

Dividends:	Dividends paid on shares of RadioShack common stock will be deemed to be paid on the deferred stock units and will be credited in additional deferred stock units. Deferred stock units paid in connection with dividends will immediately vest.

Common Stock Overhang

Without including the new shares requested, RadioShack’s diluted stock overhang1 as of December 31, 2003 was approximately 15.7 percent. Share usage in connection with our overhang has not historically translated into shareholder dilution, however, as RadioShack has a long-standing practice of buying back shares of common stock in excess of compensation shares issued. During the three-year period from January 1, 2001 through December 31, 2003, RadioShack repurchased 34.6 million shares, while issuing 6.2 million shares under its compensation programs. Including the new shares requested in connection with the plan, RadioShack’s diluted stock overhang as of December 31, 2003 would have been 16.1 percent.

[1]	Stock overhang = (shares granted but not yet exercised + shares available to grant) ÷ (total shares outstanding at year-end + shares granted but not yet exercised + shares available to grant).

Adjustments

In the event of a recapitalization, reorganization, redesignation, merger, consolidation, stock split, stock dividend, combination or exchange of shares, or exchange for other securities, the Management Development and Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the plan and the number and kind of shares subject to the deferred stock units.

Transferability

Deferred stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

Acceleration of Vesting

All unvested deferred stock units held by a non-employee director will immediately vest:

•	on a change in control of RadioShack (as defined in the plan),
•	on the death of the director,
•	on the date that the committee determines that the director is totally disabled, or
•	on the date that the director mandatorily retires as a result of attaining “retirement age” under RadioShack’s Corporate Governance Framework, which currently requires retirement prior to the annual meeting of shareholders following his or her 72nd birthday.

Administration

The plan will be administered by the Management Development and Compensation Committee. The committee may interpret the plan and establish, amend and rescind any rules relating to the plan. The committee may also delegate all or part of its responsibilities to anyone it selects.

Amendments

Subject to approval of the board of directors, where required, the Management Development and Compensation Committee may terminate, amend or suspend the plan, except that no amendment may impair the rights of participants who have been granted deferred stock units, unless the participant consents to the amendment.

In addition, any amendment to the plan meeting the definition of a “material revision” (or any successor provision) under the New York Stock Exchange rules must be approved by RadioShack’s stockholders. No amendment to increase the 1,000,000 shares of common stock that may be issued under the plan may be made without stockholder approval (except as described above under “Adjustments”).

Tax Consequences

Tax Consequences to Participants. In general, a participant will recognize taxable income, for federal income tax purposes, when he or she receives a distribution under the plan. The amount of income for these purposes will be equal to the fair market value of the shares of stock distributed to the participant, plus any cash paid in lieu of fractional shares. Prior to payment under the plan, a participant generally will not be subject to federal income tax on either the grant or the vesting of deferred stock units under the plan.

Tax Consequences to RadioShack. RadioShack will generally be entitled to claim a deduction for federal income tax purposes equal to the amount of income recognized by the participants as a result of a distribution under the plan when that amount is includible in the participant’s income. The plan is not subject to the special limitation on deductions under section 162(m) of the Internal Revenue Code or to the Employee Retirement Income Security Act of 1974.

The foregoing summary of the income tax consequences in respect of the plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

New Plan Benefits

As of the date of this proxy statement, no initial awards of deferred stock units have been made under the plan. If the plan is approved by the stockholders, non-employee directors will receive a grant of 3,500 deferred stock units on the first business day in June of each year.

Subject to stockholder approval of the plan, the following table sets forth the amount and dollar value of the initial grants to be made on June 1, 2004 to each of the following individuals and groups under the plan.

RadioShack 2004 Deferred Stock Unit Plan

for Non-Employee Directors

Name and Position	Number of Shares[1]	Dollar Value[2]

Executive Group	—	—
Non-Executive Director Group	42,000	$1,288,560
Non-Executive Officer Employee Group	—	—

(1)	Each non-employee director will be granted 3,500 deferred stock units on the first business day in June of each year.

(2)	The dollar value of the anticipated awards is based on the closing price of common stock on December 31, 2003, $30.68, and is used for informational purposes only. If the plan is approved by the stockholders, the dollar value of the actual number of deferred stock units awarded under the plan will vary depending on the price of the common stock at the time of each director’s termination of service.

Other Information

For a discussion of the directors’ compensation, refer to the discussion beginning on page 18.

The board of directors recommends you vote FOR

the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors.

Equity Compensation Plan Information

The following table provides a summary of information as of December 31, 2003, relating to our equity compensation plans in which our common stock is authorized for issuance.

(share amounts in thousands)	Number of shares to be issued on exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by stockholders[1]	15,248[2]	$31.04	5,760[3]
Equity compensation plans not approved by stockholders[4]	8,641[5]	36.05	1,723[6]

Total	23,889	$34.96	7,483

(1)	Consists of the 1993 Incentive Stock Plan, the 1994 Stock Incentive Plan, the 1997 Incentive Stock Plan and the 2001 Incentive Stock Plan.

(2)	Includes 605 options with a weighted average exercise price of $47.39 related to the 1994 Stock Incentive Plan that we assumed and adopted when we acquired AmeriLink Corporation in 1999. No further options will be issued under this plan.

(3)	Includes 366,145 shares available for grants in the form of restricted stock.

(4)	Consists of the 1999 Incentive Stock Plan, the Stock Purchase Plan, and the Supplemental Stock Plan. For a description of the 1999 Incentive Stock Plan, please see below. For a description of the Stock Purchase Plan and the Supplemental Stock Plan, please see the discussion on page 31 below.

(5)	Excludes shares to be issued under the Stock Purchase Plan and the Supplemental Stock Plan.

(6)	Includes shares available for future issuance under the Stock Purchase Plan and the Supplemental Stock Plan. As of December 31, 2003, an aggregate of 355,645 shares and 850,488 shares were available for issuance under the Stock Purchase Plan and the Supplemental Stock Plan, respectively.

1999 Incentive Stock Plan. The 1999 Incentive Stock Plan permits the grant of up to 9.5 million shares in the form of non-qualified stock options to broad based employee groups and to non-employee directors. Grants of restricted stock, performance awards and options intended to qualify as incentive stock options under the Internal Revenue Code are not authorized under the 1999 Incentive Stock Plan. The 1999 Incentive Stock Plan provides that the maximum number of shares of our common stock that an eligible employee may receive in any calendar year with respect to options may not exceed 1.0 million shares.

ITEM 3—APPROVAL OF THE RADIOSHACK 2004

ANNUAL AND LONG-TERM INCENTIVE COMPENSATION PLAN

Stockholders are asked to vote to approve the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan. The plan was approved by the Management Development and Compensation Committee on February 20, 2004, subject to stockholder approval.

Purpose of the Plan

The purpose of the plan is to provide a performance-based cash incentive for RadioShack’s executive officers, based on RadioShack’s achievement in terms of both annual and long-term criteria, with a sharp focus on increasing stockholder value and encouraging effective management of RadioShack. Because payments under the plan will be made only if there are measurable improvements in RadioShack’s financial and stock performance, the plan aligns executive officers’ long-term interests with the financial interests of RadioShack’s stockholders.

The Management Development and Compensation Committee believes that the proposed plan is consistent with its overall compensation policy and will effectively serve the goals of its executive compensation program. The committee further believes, based on its review of surveys of pay practices at retailing, electronics and other companies conducted by a compensation and benefits consulting firm, as well as other general pay surveys, that the proposed plan, together with the executive officers’ salaries and other compensation, is commensurate with the compensation packages for executive officers of similar companies.

Stockholder Approval

The plan is being submitted for approval by stockholders to meet the requirements of Section 162(m) of the Internal Revenue Code. With stockholder approval, RadioShack’s ability to deduct payments under the plan for federal income tax purposes would not be limited by the provisions of Section 162(m). Section 162(m) provides that a publicly-held corporation may not deduct compensation in excess of $1 million paid to the chief executive officer and, generally, the four other most highly compensated executive officers, unless this compensation is paid under a qualified performance-based compensation plan approved by the company’s stockholders before payment.

Key Terms of the Plan

Plan Term:	Awards may be granted during the five-year period from January 1, 2004 through December 31, 2008. No new awards will be granted after December 31, 2008. However, long-term awards (i.e., awards with three-year performance cycles) granted before December 31, 2008 may have performance cycles that extend beyond that date.

Eligible Participants:	All executive officers of RadioShack. The Management Development and Compensation Committee will select which executive officers will participate each year and the terms and conditions of annual awards to participants. There are twelve employees eligible to participate in the plan during fiscal year 2004.

Maximum Plan Annual Compensation:

In no event will the amount paid under an annual award exceed $5,000,000, and in no event will the amount paid under a long-term award covering a three-year performance cycle exceed $3,000,000. Thus, the maximum amount payable to a participant under this plan for each year from 2004 through 2010 is as follows:

•        for each of 2004 and 2005 (only annual awards payable): $5,000,000,

•        for each of 2006, 2007 and 2008 (both annual and long-term awards payable): $8,000,000, and

•        for each of 2009 and 2010 (only long-term awards payable): $3,000,000.

Components of the Plan

The plan consists of both annual and long-term incentive elements. The annual incentive element of the plan is intended to provide executive officers with the opportunity to receive a cash payment based on RadioShack’s achievement of annual performance goals established at the beginning of the year by the Management Development and Compensation Committee. The long-term incentive element of the plan is intended to provide executive officers the opportunity to earn cash incentive compensation based on RadioShack’s achievement of three-year performance goals, established at the beginning of the three-year cycle by the Management Development and Compensation Committee.

Performance Criteria and Goals

At the beginning of each year, the Management Development and Compensation Committee will select the performance goals for the annual and long-term incentive elements from among the following performance criteria:

•	earnings per share,
•	operating income (before income taxes),
•	gross profit,
•	sales,
•	EBITDA,
•	free cash flow,
•	return on invested capital,
•	selling, general and administrative expenses,
•	stock price compared to a peer group of companies, and
•	stock price.

The Management Development and Compensation Committee may use any or all of the performance criteria listed above to establish performance goals for a performance period, and the committee will have the discretion to adjust the multipliers and minimum thresholds to be used for each performance period with respect to each of these criteria, based on RadioShack’s progress, the performance of the individual executive officer and pay levels at the group of similar peer companies. For each performance period, the Management Development and Compensation Committee may reduce, but not increase, the bonus payable on the attainment of a performance goal.

For a discussion of the performance criteria for 2004 for each of the annual and long-term incentive payments, please refer to the discussion on page 37.

Administration

The plan will be administered by the Management Development and Compensation Committee. The committee may interpret the plan and establish, amend and rescind any rules relating to the plan. Although the committee may delegate its responsibilities to anyone it selects, to the extent necessary to satisfy the requirements of Section 162(m), the committee will not delegate its authority to select the executive officers who will participate, establish performance goals or certify that these goals have been achieved.

Termination of Employment

If an executive officer is terminated by RadioShack, the employee will forfeit his or her right to receive a payment under the plan except as otherwise provided in an agreement with RadioShack or in the sole discretion of RadioShack. If he or she retires or dies before the end of a performance period, or is terminated and his or her right to receive a payment under the plan is not forfeited as described above, the executive officer will receive a prorated payment under the plan for the performance period in which he or she retires, dies or is terminated based on results for the performance period. If an executive officer’s duties change, the officer’s rights to receive payment under the plan will be subject to revision or termination by the Management Development and Compensation Committee, provided that no change will be made that would cause an award to fail to meet the requirements for deductibility under Section 162(m).

Amendments

The Management Development and Compensation Committee or the board of directors may amend the plan. Any amendments, however, that change the class of eligible participants, modify the performance criteria, or increase the maximum potential benefits for participants must be approved by stockholders to the extent necessary for the plan to continue to meet the requirements of Section 162(m). The Management Development and Compensation Committee or the board of directors may terminate the plan at any time.

Other Payments to Executive Officers

Subject to availability, the Management Development and Compensation Committee has granted options to executive officers during 2004 and may grant options to executive officers in subsequent years. These options may be granted under existing or future plans of RadioShack. The amount of the stock option awards will be based on the Management Development and Compensation Committee’s subjective evaluation of RadioShack’s progress and the executive officer’s performance. They will also receive the salary and other compensation described in the “Salary” and “All Other Compensation” columns of the Summary Compensation Table found on page 30.

Approval of the Plan by Stockholders

If the plan is not approved, the Management Development and Compensation Committee intends to reexamine its annual bonus and long-term incentive plan for the executive officers, with a view to developing a plan that maintains their compensation at competitive levels and provides appropriate incentives. In this event, the Management Development and Compensation Committee will not necessarily be constrained by how much compensation is deductible for federal income tax purposes and as such will not make compensation decisions based solely on the deductibility of compensation.

The board of directors recommends you vote FOR

the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation paid in 2003, 2002 and 2001 to our chief executive officer and our four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation[1]		Long-Term Compensation

Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards	Securities Underlying Options/SARs[2]	All Other Compensation[3]

Leonard H. Roberts	2003	$1,100,000	$1,629,271	0	425,000	$84,835[4]
Chairman and	2002	$1,100,000	$0	0	575,000	$202,124[4]
Chief Executive Officer	2001	$1,100,000	$0	0	500,000	$459,194[4]

David J. Edmondson	2003	$600,000	$817,386	0	255,000	$56,010
President and	2002	$600,000	$0	0	345,000	$59,472
Chief Operating Officer	2001	$600,000	$0	0	300,000	$87,705

Evelyn V. Follit	2003	$330,000	$451,501	0	56,100	$23,596
Senior Vice President—	2002	$280,000	$0	0	75,000	$24,394
Chief Organizational Enabling Services Officer and Chief Information Officer	2001	$280,000	$148,049	0	60,000	$53,465

Mark C. Hill	2003	$330,240	$459,547	0	68,100	$14,743
Senior Vice President—	2002	$320,000	$0	0	92,000	$18,958
Chief Administrative Officer, Secretary and General Counsel	2001	$320,000	$0	0	80,000	$55,672

Michael D. Newman	2003	$464,400	$646,239	0	85,000	$31,511
Senior Vice President	2002	$450,000	$0	0	115,000	$91,524
and Chief Financial Officer[5]	2001	$261,058	$204,350	0	100,000	$60,193

(1)	The officers did not receive any annual compensation other than salary and bonus, except for certain perquisites and other personal benefits. The aggregate amount of these perquisites and benefits (if any) for each of the officers during the each of the years shown does not exceed $50,000.

(2)	Includes all options granted during the year under the 1993 Incentive Stock Plan, the 1997 Incentive Stock Plan and the 2001 Incentive Stock Plan, regardless of whether the options are incentive stock options or non-qualified stock options.

(3)	Includes RadioShack’s contributions allocated to the accounts of the officers participating in the following employee benefit plans: the RadioShack Stock Purchase Plan, the RadioShack 401(k) Plan, the Employees’ Supplemental Stock Plan (an excess benefit plan), the Executive Deferred Compensation/Stock Plans, several deferred compensation agreements and insurance premiums for disability, medical and life insurance. The amounts allocated in 2003 to the officers in the Stock Purchase Plan, the RadioShack 401(k) Plan, the Supplemental Stock Plan, the Executive Deferred Compensation/Stock Plans, and insurance premiums, respectively, are: $7,560, $1,451, $3,780, $61,050 and 10,533 for Mr. Roberts; $4,400, $3,749, $13,200, $22,200 and $12,461 for Mr. Edmondson; $1,785, $1,236, $2,290, $11,819 and $6,466 for Ms. Follit; $2,357, $779, $1,342, $0 and $10,265 for Mr. Hill; and $0, $0, $0, $22,012 and $9,499 for Mr. Newman. Amounts do not include amounts payable in the event of a change in control of RadioShack. Please see “Change in Control Provisions.”

(4)	Includes $461, $354 and $30 for Mr. Roberts for amounts imputed as income in 2003, 2002 and 2001, respectively, in connection with RadioShack’s December 21, 2001 loan of $2,180,000 to the Leonard and

Laurie Roberts Heritage Trust for the Trust to pay a premium on a life insurance policy on the lives of Mr. Roberts and his spouse in exchange for the relinquishment and waiver by Mr. Roberts of the right to receive under RadioShack’s Executive Deferred Compensation Plan the sum of $2,180,000, representing cash compensation that Mr. Roberts had previously elected to defer. The cost of the loan to RadioShack will not exceed the cost RadioShack would have incurred with respect to the amounts waived by Mr. Roberts under RadioShack’s Executive Deferred Compensation Plan. Upon the last to die of Mr. Roberts and his spouse, RadioShack will be repaid under the Trust’s December 21, 2001 Promissory Note to RadioShack the principal amount of its loan to the Trust plus accrued interest at the rate of 4.99% per annum. In connection with this transaction, RadioShack, Mr. Roberts and his spouse entered into a Death Benefit Agreement, which is described below under “Other Matters Involving Executive Officers—Executive Agreements.”

(5)	Mr. Newman was appointed Senior Vice President and Chief Financial Officer on May 17, 2001. Prior to that date, Mr. Newman was not employed by RadioShack.

Stock Purchase Plan. Eligible employees may contribute 1% to 7% of their annual compensation to purchase common stock at the monthly average daily closing price. RadioShack matches 40%, 60% or 80% of the employee’s contribution, depending on the employee’s length of continuous participation in the Stock Purchase Plan. This match is also in the form of common stock.

RadioShack 401(k) Plan. The RadioShack 401(k) Plan is a tax-qualified defined contribution plan. Eligible employees may direct their contributions into various investment alternatives, including investing in common stock. Participants may defer, via payroll deductions, 1% to 8% of their annual compensation. Contributions per participant are limited to certain annual maximums permitted by the Internal Revenue Code. RadioShack presently contributes an amount to each participant’s account maintained under the plan equal to 30% of the participant’s contributions. This percentage contribution by RadioShack is discretionary and may change in future years. Any contributions by RadioShack are made directly to the 401(k) Plan and are invested in common stock; however, participants may immediately reinvest the common stock into other investment alternatives provided by the 401(k) Plan.

Employees’ Supplemental Stock Plan. The Employees’ Supplemental Stock Plan enables employee-participants of our 401(k) Plan who are no longer eligible to make pre-tax contributions to the 401(k) Plan to make after-tax contributions to the Supplemental Stock Plan to purchase common stock. RadioShack matches 80% of each participant’s contribution. When these employee participants are again eligible to make pre-tax contributions to the 401(k) Plan, they are not eligible to contribute under the Supplemental Stock Plan.

Executive Deferred Compensation/Stock Plans. RadioShack’s Executive Deferred Compensation Plan and Executive Deferred Stock Plan permit executive employees of RadioShack to defer, on a pre-tax basis, up to 80% of their base salary and/or bonus, unless otherwise permitted by the plan administrator. These plans are distinct from the Salary Continuation Plan and Deferred Compensation Plan described on page 33. The major features of these plans are:

•	deferral of the receipt of up to 80% of executive employees’ base salaries or bonuses,

•	deferral of any restricted stock that would otherwise vest and any gain realized upon exercise of any non-qualified stock option,

•	investment of cash deferrals in either RadioShack’s common stock or mutual funds,

•	RadioShack matching payments on salary and bonus as follows: 12% match on salary and bonus deferrals in the form of RadioShack’s common stock and an additional 25% match on salary or bonus deferrals in the form of RadioShack’s common stock if salary and/or bonus deferrals are deferred for more than five years and are invested in RadioShack’s common stock, and

•	selection of a future distribution date to receive the deferrals and matches in either a lump sum or annual installment payments not exceeding 20 years.

Option Grants in the Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
Name	Number of Securities Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
					5%	10%

Leonard H. Roberts	425,000	12.74%	$20.85	2/20/10	$3,607,419	$8,406,819

David J. Edmondson	255,000	7.64%	$20.85	2/20/10	$2,164,451	$5,044,092

Evelyn V. Follit	56,100	1.68%	$20.85	2/20/10	$476,179	$1,109,700

Mark C. Hill	68,000	2.04%	$20.85	2/20/10	$577,187	$1,345,091

Michael D. Newman	85,000	2.55%	$20.85	2/20/10	$721,484	$1,681,364

(1)	All options shown were granted under the 2001 Incentive Stock Plan. These options vest in annual increments of one-third beginning on February 20, 2004. For persons who continue to serve as employees of RadioShack, options expire seven years from the date of grant. No stock appreciation rights were granted in 2003.

(2)	The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of RadioShack’s common stock. The gains reflect a future value based upon growth, compounded annually during the 7-year option period, at these prescribed rates. RadioShack did not use an alternative formula for a grant date valuation that would state gains at present, and therefore lower, value. RadioShack is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

Option Exercises in the Last Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised in-the-Money Options at Year-End[1]

			Exercisable	Unexercisable	Exercisable	Unexercisable

Leonard H. Roberts	0	$0	2,430,903	975,001	$13,309,242	$4,542,001

David J. Edmondson	0	$0	779,138	585,000	$1,405,778	$2,725,200

Evelyn V. Follit	45,150	$402,942	185,000	126,100	$19,875	$599,067

Mark C. Hill	0	$0	199,704	89,336	$522,494	$476,370

Michael D. Newman	0	$0	104,999	195,001	$282,139	$1,034,236

(1)	For purposes of calculating whether an option was “in-the-money,” this chart uses the December 31, 2003 average of the common stock’s high and low trading prices on the New York Stock Exchange, $30.82.

Retirement and Deferred Compensation

The Management Development and Compensation Committee may select full-time executive employees to participate in RadioShack’s Salary Continuation Plan for Executive Employees and its Officer’s Deferred Compensation Plan. The plans generally provide for

•	the payment of reduced benefits following a participant’s early retirement between the ages of 55 and 65,

•	full benefits in case of retirement between the ages of 65 and 70,

•	reduced benefits in case of retirement between the ages of 70 and 75, and

•	payment of a death benefit to the participant’s designated beneficiary in the event of death prior to age 75 during employment.

Benefits are payable in 120 equal monthly installments.

Under the plans, the committee determines the retirement compensation amount for each participant. This amount does not necessarily bear any relationship to the participant’s present compensation, final compensation or years of service. The annual retirement compensation amount when retiring at age 65 for the following officers at December 31, 2003 would have been as follows:

	Salary Continuation Plan	Deferred Compensation Plan	Total

Leonard H. Roberts	$0	$1,375,000	$1,375,000

David J. Edmondson	$162,500	$437,500	$600,000

Evelyn V. Follit	$0	$250,000	$250,000

Mark C. Hill	$0	$275,000	$275,000

Michael D. Newman	$0	$0	$0

Other Matters Involving Executive Officers

Executive Agreements

Agreements with Mr. Roberts and Mr. Edmondson. The board of directors has determined that it is in the best interests of RadioShack and its stockholders to provide for an orderly transition should either Mr. Roberts or Mr. Edmondson leave the employ of RadioShack. If either Mr. Roberts or Mr. Edmondson involuntarily leaves RadioShack under defined circumstances, their respective agreements provide for salary and bonus payments and acceleration of certain stock awards. In the event either Mr. Roberts or Mr. Edmondson voluntarily leaves RadioShack or leaves under other defined circumstances, he will receive no payments or accelerations under his respective agreement. In no event would Mr. Roberts or Mr. Edmondson receive benefits under both arrangements described below under “Change in Control Provisions.”

Death Benefit Agreement with Mr. Roberts and His Spouse. In connection with the December 21, 2001 loan by RadioShack to the Leonard and Laurie Roberts Heritage Trust described above in note 4 to the Summary Compensation Table under “Executive Compensation,” RadioShack has agreed to pay beneficiaries, as designated by Mr. Roberts and his spouse, a death benefit amount. This death benefit amount will only be paid by RadioShack in the event, after the second to die of Mr. Roberts and his spouse, the Leonard and Laurie

Roberts Heritage Trust fully repays to RadioShack the $2,180,000 loan made to the Trust plus accrued interest. The death benefit amount is a calculated amount to make the arrangement cost neutral to RadioShack on a present value basis.

Change in Control Provisions

Deferred Compensation Plan. The Deferred Compensation Plan provides that, for one year following the occurrence of a change in control (as defined in the plan), the plan will not be terminated or amended in any way, nor will the manner in which the plan is administered be changed in any way that adversely affects the rights of its participants or beneficiaries. In the event of a change in control, each participant in this plan becomes immediately vested at the age 65 benefit level. Additionally, if the participant’s employment is terminated for any reason following a change in control, RadioShack must make a lump-sum payment equal to the present value of the age 65 benefit level. Upon a change in control, the provisions of the Deferred Compensation Plan provide that any benefit due under it shall be (1) offset by any outstanding loan to the participant and (2) forfeited if the participant engages in any activity that is in competition with RadioShack.

Executive Deferred Compensation/Stock Plans. The Executive Deferred Compensation Plan and Executive Deferred Stock Plan provide that, in the event RadioShack experiences a change in control (as defined in these plans), within two weeks of this event, each executive employee participant will be paid the full value of his or her accounts in the plans in the form of cash or RadioShack common stock, as the case may be.

Benefit Provisions. The board of directors has also included change in control provisions in the RadioShack 401(k) Plan, the Employees’ Supplemental Stock Plan, the RadioShack Stock Purchase Plan, the Post Retirement Death Benefit Plan, the 1993 Incentive Stock Plan, the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan, the 2001 Incentive Stock Plan and several other plans. The RadioShack 401(k) Plan provides that for a period of one year following a change in control, the plan may not be terminated or amended in any way that would adversely affect the amount or entitlement of benefits. The Employees’ Supplemental Stock Plan and the RadioShack Stock Purchase Plan contain similar provisions and provide that RadioShack may not reduce the level of its contributions to these plans. The RadioShack Stock Purchase Plan additionally provides that in the event of a change in control or a tender offer, RadioShack will distribute to participants all RadioShack common stock credited to each participant’s account. The change in control provisions of the 1993 Incentive Stock Plan, 1997 Incentive Stock Plan, 1999 Incentive Stock Plan and 2001 Incentive Stock Plan provide that all outstanding options become immediately vested and exercisable in the event of a change in control.

Termination Protection Agreements. As of December 31, 2003, RadioShack has entered into Termination Protection Agreements with certain of its executive officers. The agreements remain in effect unless terminated by either party. If the employment of any executive covered by these agreements is terminated (with certain exceptions) within 24 months following a change in control, the executive will be entitled to receive cash payments (equal to two times current annual salary and the amount of the bonus guarantee under a bonus guarantee letter agreement (the highest bonus paid in the last three years) and an amount equal to the contributions that RadioShack would have made to the RadioShack Stock Purchase Plan, the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan over a 24-month period, assuming the foregoing salary and bonus guarantee were used to calculate RadioShack’s contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to 24 months. Additionally, all outstanding incentive awards and stock options will become fully vested, and RadioShack will be required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value.

The Termination Protection Agreements also provide that RadioShack will make additional “gross-up payments” to the executives covered by these agreements to offset fully the effect of any excise tax imposed under the Internal Revenue Code. In addition, RadioShack will pay all legal fees and related expenses incurred by any of these executives arising out of the employment of any of them or termination of employment under certain circumstances.

Payments upon a Change in Control. Assuming a change in control occurred on the date of this proxy statement and the employment of the following executive officers terminated on that date, the approximate cash payment made by virtue of all change in control protections implemented by RadioShack (not including the gross-up payments) to Messrs. Roberts, Edmondson, Hill, Newman and Ms. Follit would be approximately $6,214,122; $3,236,299; $1,805,838; $2,558,146; and $1,804,794, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors.

Rabbi Trust. In connection with the benefits described above, and several other plans and agreements, RadioShack is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under the Internal Revenue Code. The Rabbi Trust may be funded by RadioShack at any time, but is required to be funded upon a “threatened change in control” or upon a change in control in an amount sufficient to provide for the payment of all benefits described above and several other plans and agreements. The trust assets of the Rabbi Trust will be subject to the claims of RadioShack’s creditors in the event of RadioShack’s bankruptcy or insolvency. To date, no Rabbi Trust has been established.

Performance Graph

The following graph compares the cumulative total stockholder return on common stock against the cumulative total return on the S&P Corporate 500 Stock Index and the S&P Specialty Retail Index (assuming $100 was invested on December 31, 1998 in common stock and in the stocks comprising the S&P Corporate 500 Stock Index and the S&P Specialty Retail Index and also assuming the reinvestment of all dividends). The S&P Specialty Retail Index and the S&P Corporate 500 Stock Index include RadioShack.

The historical stock price performance of common stock shown on the graph below is not necessarily indicative of future price performance.

Certain Transactions with Management and Others

None.

REPORT OF THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The members of the Management Development and Compensation Committee are appointed by the board of directors, and the committee is composed entirely of independent directors.

Compensation Philosophy and Overall Objectives

RadioShack’s executive compensation program is designed to encourage and reward enhancement of stockholder value by linking the financial interest of RadioShack’s key executives closely to the financial interests of RadioShack’s stockholders, specifically, stockholder value appreciation. The program focuses on the following key objectives:

•	to attract, retain, motivate and reward key executives through competitive salary and incentive plans,

•	to encourage executive performance that benefits the overall organizational results,

•	to reward effective ongoing management of RadioShack’s operations through annual and long-term incentives tied to increased levels of performance within business units and RadioShack overall, and

•	to motivate executives toward long-term management of RadioShack through prudent use of equity programs and other performance driven incentives that focus management attention on increasing stockholder value.

2003 Annual Incentive Bonus

The 2003 incentive bonuses for the top five executive officers were based on various performance measures, depending on each of the officers’ duties:

•	Each of the top five executive officers had a performance measure based on the increase in operating income over the previous year.

•	Each of the top five executive officers had a performance measure based on the increase in earnings per share over the previous year.

•	The other performance measure for the chairman of the board and chief executive officer and the president and chief operating officer was growth in sales over the previous year.

•	Three of the top five executive officers’ performance measures were based on reductions in selling, general and administrative expenses from the prior year.

Bonuses were paid to the top five executive officers for 2003 as follows: Mr. Roberts: $1,629,271; Mr. Edmondson: $817,386; Ms. Follit: $451,501; Mr. Hill: $459,547; and Mr. Newman: $646,239.

2004 Annual Incentive Bonus

To achieve RadioShack’s strategy to dominate cost-effective solutions to meet everyone’s routine electronics needs and families’ distinct electronics wants, the 2004 incentive bonuses for the top five executive officers will be based on the following performance measures:

•	increase in operating income over the previous year,

•	increase in earnings per share over the previous year, and

•	growth in sales over the previous year.

Policy Regarding Incentive Bonus Measures

The committee continuously monitors the effectiveness of the incentive bonus performance measures and will change the performance measures should the committee determine that the enhancement of stockholder value warrants it.

Base Salary

RadioShack’s executive compensation program includes a competitive base salary based on a review of pay practices of similar companies, the executive officer’s past performance, and an assessment of his or her ability to contribute to RadioShack’s progress.

Long-Term Incentive Plan

In 2004, the committee established a cash long-term incentive plan for its executive officers, which directly aligns the executives with RadioShack’s key strategic long-term business objectives, with the objective of ultimately supporting the long-term growth of stockholder value.

The long-term incentive plan has a three-year term. Therefore, the plan cycle begins on January 1, 2004 and ends on December 31, 2006. Awards under the plan are based on RadioShack’s performance over the three-year period, measured under performance goals that were established by the committee in February 2004. Payments to an executive officer under the plan are based on a percentage of that executive officer’s 2004 target bonus. Awards will be paid in cash as soon as practicable following the end of the three-year term.

The cash payment under the plan will be based on achievement of the following performance measures:

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s sales revenue, and

•	67% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income.

Other Long-term Incentives

RadioShack’s executive compensation program also includes other long-term incentives, such as stock options and other types of equity-based awards, including a deferred compensation plan, a stock purchase plan and a salary continuation plan.

During 2003, the committee granted a total of 3,336,995 stock options to over 3,469 employees under the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan and the 2001 Incentive Stock Plan. The top five executive officers were granted stock options in 2003. The quantity of options granted to officers was determined by the committee based on its evaluation of the individual’s performance following consultation with the chief executive officer. The grant of options to the chief executive officer was determined solely by the committee.

Under the 1997 Incentive Stock Plan, RadioShack may also grant restricted stock to eligible participants in amounts to be determined by the committee, subject to the restrictions set forth in the plan. The 1999 Incentive Stock Plan provides only for grants of non-qualified stock options and stock appreciation rights. The 2001 Incentive Stock Plan provides only for grants of incentive stock options and non-qualified stock options to eligible participants. Under the present incentive stock plans of RadioShack, all options and awards are awarded at their fair market value (the average of the high and low sales prices) on the date of grant and may not be repriced under the terms of the incentive stock plans.

The committee continues to believe that stock options continue to play an important role in motivating and rewarding the creation of long-term stockholder value. The committee has awarded in the past, and plans to award in the future, stock options to a wide spectrum of employees to more closely align employee interests with shareholders.

Compensation of the Chief Executive Officer and Other Executive Officers

The bonus factors utilized for 2003 were increases in operating income, earnings per share, and growth in sales over the previous year. Three of the executive officers had a bonus factor based on reductions in selling, general and administrative expenses from the prior year.

Based on these factors, in 2003 Mr. Roberts received a base salary of $1,100,000 and a grant of options to purchase 425,000 shares of RadioShack common stock. Additionally, using the bonus factors described above, Mr. Roberts received a bonus of $1,629,271 with respect to 2003. For fiscal year 2002, Mr. Roberts received a base salary of $1,100,000, a grant of options to purchase 575,000 shares of RadioShack common stock and no bonus.

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits corporate deductions to $1 million for compensation, except for qualified performance-based compensation paid to a person who on the last day of a fiscal year is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer.

The committee does not believe compensation decisions should be constrained by how much compensation is deductible for federal income tax purposes and accordingly has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Robert J. Kamerschen (Chair)	Richard J. Hernandez
Frank J. Belatti	Lawrence V. Jackson
Ronald E. Elmquist	Jack L. Messman
Daniel R. Feehan

Compensation Committee Interlocks and Insider Participation

The Management Development and Compensation Committee of the board of directors is composed entirely of the independent directors listed above. None of these committee members has any non-trivial professional, familial or financial relationship with the chief executive officer or other executive officers or RadioShack, other than his directorship with RadioShack.

COSTS OF SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. In addition, we have engaged Mellon Investor Services LLC to assist with the solicitation of proxies for a fee of $5,700 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names.

Our directors, officers and employees may also solicit proxies by mail, electronically, facsimile, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2005 ANNUAL MEETING

Stockholder Proposals

We must receive proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders, which is currently scheduled to be held on May 19, 2005, on or before December 9, 2004, for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These proposals should be sent to the Corporate Secretary at 100 Throckmorton Street, Suite 1900, Fort Worth, Texas 76102.

With respect to stockholder proposals for the 2004 annual meeting that are not to be included in the proxy statement, these proposals must also be received by the Corporate Secretary by December 9, 2004.

Nominations for Election as Director

In accordance with RadioShack’s bylaws and applicable law, nominations for the election of directors may be made by the board of directors, by the Corporate Governance Committee of the board, or by any stockholder generally eligible to vote in the election of directors.

Stockholders who wish to nominate persons for election as directors at the 2005 annual meeting must give notice of their intention to make a nomination in writing to the Corporate Secretary of RadioShack on or before December 9, 2004. The notice must set forth:

•	the name and address, as they appear on RadioShack’s records, of the stockholder making the nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the number of shares of common stock owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

•	any material interest or relationship that the stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have with the nominee;

•	any other information regarding the nominee that would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of the nominee to serve as a director, if elected.

Each board nominee will be subject to an independent background investigation as part of the nomination process.

The board has delegated the responsibility for evaluating potential board nominees to its Corporate Governance Committee. The committee will consider director candidates recommended by stockholders in accordance with the procedures described above and in RadioShack’s Corporate Governance Framework. Candidates must be highly qualified and exhibit both an interest in serving and a willingness to serve on the board. In addition, candidates should take into consideration the characteristics described on page 17. Candidates should represent the interests of all stockholders and not those of a special interest group. The committee, after reviewing nominees under the procedures and standards established in its charter and RadioShack’s Corporate Governance Framework, will propose a slate of nominees for election to the board at RadioShack’s annual meeting of stockholders. The board will review and approve the final slate of nominees to submit to the stockholders for election.

By Order of the Board of Directors,

Mark C. Hill

Senior Vice President—Chief

Administrative Officer, Secretary

and General Counsel

April 8, 2004

Appendix A

RADIOSHACK CORPORATION

AUDIT AND COMPLIANCE COMMITTEE CHARTER

October 16, 2003

I.    PURPOSE

The Audit and Compliance Committee (the “Committee”) will:

A.	Assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent accountants’ qualifications, independence and performance; and

•	the management and performance of the Company’s internal audit function.

B.	Prepare the report required to be included in the Company’s annual proxy statement.

II.    ALLOCATION OF RESPONSIBILITY

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures.

The independent accountants are responsible for auditing year-end financial statements, reviewing quarterly financial statements and conducting other procedures.

It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the independent accountants’ report, or to plan or conduct audits.

Because the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the internal auditor and the independent accountants and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities.

Nothing in this Charter is intended to change the responsibilities of management and the independent accountants.

III.    OVERSIGHT OF INTEGRITY OF FINANCIAL STATEMENTS

The Committee will assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements by performing the following tasks:

A.	Review of the Company’s Internal Control Systems

1.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong control systems.

2.	Obtain an understanding of internal control systems and the significant risk areas for the Company through discussions with management, the independent accountants and the internal auditor.

3.	Periodically review and assess the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures, and procedures for financial reporting, through inquiry and discussions with the Company’s independent accountants, the internal auditor, and management of the Company. Specifically, the following evaluations and reports should be discussed:

a.	Management’s quarterly evaluation of the effectiveness of disclosure internal controls and procedures.

b.	Management’s quarterly evaluation of any change in financial reporting internal controls and procedures that has materially affected or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

c.	Management’s annual evaluation of the effectiveness of the Company’s financial reporting internal controls as of the end of the fiscal year.

d.	The framework used by management to evaluate the effectiveness of internal controls over financial reporting.

e.	The independent accountant’s attestation report on management’s assessment of the issuer’s internal control over financial reporting.

4.	Review the Company’s plan to comply with Section 404 of the Sarbanes-Oxley Act and monitor the Company’s progress with respect to this plan.

5.	Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps performed by the independent accountants in light of the discovery of material internal control deficiencies and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct.

6.	Obtain a copy from the independent accountants of any communications related to internal control systems or matters noted in an audit.

7.	Discuss with the independent accountants and management any internal control matters noted in the independent accountants’ audit and any related response from management to improve internal controls.

8.	Review any major issues as to the adequacy of the Company’s internal control systems and any special actions taken in light of material internal control deficiencies.

B.	Financial Reporting Process

1.	Review and accept, if appropriate, the annual audit plan of the Company’s independent accountants, including the scope and timing of audit activities, and monitor such plan’s progress and results during the year.

2.	Review the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent accountants and the internal auditor.

3.	Review the following with management and the independent accountants:

a.	Audited Annual and Unaudited Quarterly Financial Statements. The Company’s annual audited financial statements and quarterly unaudited financial statements, along with the

Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), and any major related issues.

b.	Critical Accounting Policies. The accounting policies (and changes in these policies) of the Company, including any financial reporting issues that could have a material impact on the Company’s financial statements, prior to filings with the Securities and Exchange Commission (the “SEC”) or other regulatory body, along with any significant changes in the Company’s selection or application of these accounting policies.

c.	Significant Accounting Judgments/Estimates. Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and any analyses prepared by management or the outside accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

d.	Alternative Treatments of Financial Information. All alternative treatments of the Company’s financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the analyses of the effects of alternative GAAP methods on the Company’s financial statements, and the treatment preferred by the independent accountants.

e.	Pro Forma Financial Statements. Pro forma financial information to determine that it is not misleading and that such information is reconciled to the Company’s financial condition and results of operations under GAAP.

f.	Regulatory/Accounting Developments. The effect of professional, regulatory, reporting and accounting developments and initiatives on the Company and its financial statements.

4.	Periodically meet with management, the internal auditor, the general counsel and the independent accountants to review and assess any “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all off-balance sheet accounting matters that either have, or are reasonably likely to have, a current or future effect on the registrant’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to investors.

5.	Obtain an understanding of the extent to which the independent accountants review quarterly financial information.

6.	Prior to the filing of the audit report with the SEC, obtain a report from the independent accountants, as required under applicable law and regulations, containing the following information:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and

c.	other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

7.	Inquire of management and the independent accountants as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have the sole responsibility for the resolution of any disagreements between management and the independent accountants regarding financial reporting.

8.	Review on a regular basis with management, the internal auditor and the independent accountants any problems or difficulties encountered by the independent accountants in the course of any audit work, including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and the response of or any significant disagreements with management. In connection with this discussion, the Committee should, without management’s presence, review with the independent accountants the following:

a.	Proposed Adjustments. Any accounting adjustments that were noted or proposed by the independent accountants but were rejected by management (as immaterial or otherwise).

b.	Communications. Any communications between the audit team and the independent accountants’ national office respecting auditing or accounting issues presented by the engagement.

c.	Management/Internal Control Letters. Any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountants to the Company.

9.	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and Statement on Auditing Standards No. 90, Audit Committee Communications (as each Standard may be modified or supplemented), which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

C.	Review of Filings and Earnings Releases

1.	Review the procedures used by management and the Disclosure Review Committee to identify and disclose material information.

2.	After review and approval by the Disclosure Review Committee, review and discuss with management and the independent accountants the Annual Report on Form 10-K, including the Company’s annual audited financial statements and MD&A. Based on the Committee’s review and discussion of the audited financial statements with management and the independent accountants, recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.	After review and approval by the Disclosure Review Committee, review and discuss with management and the independent accountants the Quarterly Report on Form 10-Q, including the Company’s quarterly financial statements and MD&A. Confirm that the Company’s interim financial information included in Quarterly Reports on Form 10-Q has been reviewed by the Company’s independent accountants.

4.	In connection with each periodic report of the Company, review (a) management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act (of any deficiencies in internal controls or fraud) and (b) the contents of the Chief Executive Officer and the Chief Financial Officer certifications to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

5.	Prepare the report required by the rules of the SEC to be included in the Company’s proxy statement. After review and approval by the Disclosure Review Committee, review and discuss with management and the independent accountants the Company’s proxy statement. Ensure the proxy statement discloses the fees paid to the independent accountants for audit services, audit-related services, tax services and other permitted services. Ensure that a copy of the Committee charter is included as an appendix to the proxy statement, if materially amended and at least once every three years.

6.	Review filings with the SEC and other published documents containing the Company’s financial statements to determine whether the information contained in these documents is consistent with earlier filings, absent a change, and are consistent with the information contained in the financial statements contained in the filing before it is filed with the SEC or other regulators.

7.	After review and approval by the Disclosure Review Committee, review the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion should include the use of any “pro forma” or “adjusted” non-GAAP information. The discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

D.	Complaint Procedures

1.	Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

2.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

IV.    OVERSIGHT OF COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS

The Committee shall review the Company’s process with respect to the Company’s compliance with laws and regulations by performing the following tasks:

A.	Obtain an understanding of and periodically review the Company’s policies and procedures for compliance with applicable laws and regulations.

B.	Periodically review these policies with management and the independent accountants.

C.	Meet with management, the internal auditor, the general counsel, and outside counsel, when appropriate, to review the application of and compliance with legal and regulatory matters, including any matters that may have an impact on the financial statements of the Company.

V.    OVERSIGHT OF INDEPENDENT ACCOUNTANTS

A.	Accountability of the Independent Accountants

The independent accountants shall report directly to the Committee and shall be ultimately accountable to the Committee.

B.	Authority of Committee

The Committee shall have the sole authority and responsibility for the appointment, retention, oversight, evaluation, termination and replacement of the independent accountants. The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants for the purpose of preparing or issuing audit reports, attestation services and permitted non-audit services.

C.	Evaluation of the Independent Accountants

The Committee will perform the following tasks:

1.	Evaluate the performance of the Company’s independent accountants, including the lead audit partner, and, in its sole discretion, make decisions regarding the replacement or termination of the independent accountants when circumstances warrant.

2.	Annually obtain and review from the independent accountants a written report describing:

a.	The independent accountants’ internal quality-control procedures.

b.	Any material issues raised by the independent accountants’ most recent internal quality-control review or peer review or any inquiry or investigation by governmental or accounting profession authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with such issues.

c.	All relationships between the independent accountants and the Company (including a description of each category of services provided by the independent accountants to the Company and a list of the fees billed for each such category).

D.	Review and Pre-Approval of Audit and Permitted Non-Audit Services

1.	The Committee shall review and pre-approve all proposed audit and permitted non-audit services to be performed by the independent accountants for the Company.

2.	The Committee shall establish and implement procedures that are detailed as to the particular permitted non-audit services to be provided and that provide that the Committee is to be informed about each service provided.

3.	The Committee shall review all services provided by the independent accountants to ensure that prohibited non-audit services are not being provided.

4.	The Committee may delegate, to one or more members of the Committee, the authority to grant pre-approval of permitted non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Committee for its review and approval at its next scheduled meeting.

E.	Independence of the Independent Accountants

The Committee shall perform the following:

1.	Obtain from the independent accountants on an annual basis, the written disclosures required under Independence Standards Board Standard No. 1 regarding any relationships between the independent accountants and the Company or any other relationships that reasonably may be thought to bear on the accountants’ independence.

2.	Discuss with the independent accountants their independence including all relationships between the independent accountants and the Company that may impact the independent accountants’ objectivity and independence.

3.	Obtain from the independent accountants, on an annual basis, a written statement that the Company’s chief executive officer, controller, chief financial officer, chief accounting officer, internal auditor (or any position equivalent to the foregoing), or in any other financial reporting oversight role (as defined in applicable rules and regulations promulgated by the SEC) was not employed by the independent accountants and did not participate in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit for which the independent accountants is engaged.

4.	Actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent accountants and recommend that the Board take appropriate actions to satisfy itself of the auditors’ independence.

5.	Ensure that the lead audit partner with primary responsibility for the Company’s audit is rotated at least every five years, in accordance with applicable law, regulations and listing standards, and consider whether there should be a more frequent rotation of the audit partner. Annually obtain from the independent accountants a written statement confirming that the lead audit partner has not performed any audit services for the Company in each of the Company’s five previous fiscal years.

6.	Consider whether there should be regular rotation of the audit firm and present the Committee’s conclusions concerning the independent accountants to the Board of Directors.

7.	Establish and review clear hiring policies for employees or former employees of the independent accountants and ensure that the Company is in compliance with these policies. Ensure policies are in compliance with applicable law, regulations and listing standards.

VI.    OVERSIGHT OF INTERNAL AUDITOR

The Committee shall perform the following:

A.	Review the annual plan, activities and organizational structure of the internal audit function.

B.	Review the results of the audits performed by the internal audit group.

C.	Review the qualifications of the internal audit function.

D.	Evaluate the performance of the Vice President – Internal Audit and Controls and establish the compensation of the Vice President – Internal Audit and Controls based on this evaluation.

E.	Authorize the appointment, replacement, reassignment, or dismissal of the Vice President – Internal Audit and Controls.

F.	Review and approve the staffing and budget of the internal audit function.

G.	Review the effectiveness of the internal audit function.

VII.    RISK ASSESSMENT AND MANAGEMENT

Periodically review policies and guidelines with respect to risk assessment and risk management. The Committee should discuss, with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

VIII.    AUTHORITY TO ENGAGE ADVISORS

A.	The Committee shall have the sole authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and responsibilities.

B.	The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Committee.

C.	The Committee shall have the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

IX.    COMPOSITION AND ORGANIZATION OF COMMITTEE

A.	Size of Committee

The Board will determine the number of Committee members, provided that the Committee shall consist of at least three (3) directors. An odd number will be preferred.

B.	Member Qualifications

1.	All members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange listing standards and applicable federal securities laws, including the rules and regulations of the SEC.

2.	Each member of the Committee shall be financially literate, and at least one member shall be a financial expert or have accounting or related financial management expertise.

3.	The members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies.

C.	Appointment to Committee

The members of the Committee will be appointed by the Board upon the recommendation of the Corporate Governance Committee, and the Board will fill any vacancies on the Committee. Members of the Committee may be removed, with or without cause, by the Board of Directors at any time in its discretion.

The Chairs of the Corporate Governance Committee and the Management Development and Compensation Committee shall serve as non-voting ex-officio members of the Committee.

D.	Committee Chair

The Committee Chair will be a director appointed by the Board. If the Committee Chair is absent from a meeting, then the Presiding Director will act as Chair and in his or her absence then another member of the Committee shall act as Chair.

E.	Annual Review of Committee Charter

Not less than annually, the Committee shall review this Charter and recommend to the Board any changes it deems advisable or that are otherwise required under applicable law, regulations or listing standards. At any time, the Board of Directors acting on its initiative, or on recommendation of another Board committee, may amend this Charter. Only the Board of Directors may amend this Committee’s Charter.

F.	Annual Self-Evaluation

The Committee shall annually review the Committee’s own performance, which shall include a review of its compliance with this Charter and elicitation of input from management, the independent accountants, an outside expert, if indicated, and the internal auditor on the performance of the Committee. The Committee shall report the results of such self-assessment to the Board.

G.	Compensation

The members of the Committee shall not receive any direct or indirect compensation from the Company, other than director’s fees. Members of the Committee shall, at the discretion of the Board, be entitled to receive fees for service on the Committee or for service as Chair of the Committee in addition to the normal fees paid to all directors.

X.    MEETINGS

A.	Frequency

In conjunction with the Chairman of the Board and the Chief Executive Officer, the Committee will determine the frequency, location and time requirements for regularly scheduled Committee meetings. Each Committee member has the right to call a special meeting of the Committee.

B.	Notice

When practicable, at least twelve (12) hours advance notice by telephone or in writing will be given to Committee members.

C.	Schedule of Meetings

Insofar as possible, Committee meetings will be scheduled in conjunction with meetings of the full Board.

D.	Agenda

The Committee Chair, in consultation with Committee members, other appropriate members of executive management and key Committee advisors, will develop an advance agenda for all Committee meetings.

E.	Executive Sessions; Open Communications

The Committee, in its discretion, may hold executive sessions from time to time, with or without such persons as the Committee deems appropriate. The Committee shall periodically meet separately with management and other parties identified by the Committee, to assist the Committee with effective performance of its oversight functions.

The Committee shall establish and maintain free and open means of communication between and among the Board of Directors, the Committee, the Company’s independent accountants, the internal auditors, and the Company’s management, including providing these parties with appropriate opportunities to meet privately with the Committee.

F.	Non-Committee Member Attendees

The Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Corporate Secretary, Assistant Corporate Secretaries and other interested parties may be invited from time to time to meetings to offer information, expertise and advice as requested by the Committee. The Committee may also request other members of management, the internal auditor and independent accountants to participate in Committee meetings, as necessary. Attendance may be by telephone as provided in the Bylaws of the Company.

G.	Quorum

A majority of Committee members shall constitute a quorum.

H.	Materials

Written materials for Committee meetings shall be received from management, the independent accountants and others sufficiently in advance of the meeting to permit meaningful review and action by Committee members.

I.	Minutes

Minutes of each Committee meeting will be recorded. Minutes will be kept by the Corporate Secretary, an Assistant Secretary or a member of the Committee.

J.	Report to the Board of Directors

The Chair of the Committee shall report on the actions taken by the Committee at the Board meeting following the Committee meeting.

Appendix B

RADIOSHACK CORPORATION

2004 DEFERRED STOCK UNIT PLAN

FOR NON-EMPLOYEE DIRECTORS

ARTICLE ONE

NAME AND PURPOSE

1.1    Name.  The name of this Plan shall be the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors.

1.2    Purpose.  The Plan is maintained to advance the interests of the Company and its Stockholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company, thereby aligning their interests with Stockholders, and increasing their incentive for enhancing Stockholder value. Grants of Deferred Stock Units pursuant to the Plan to Eligible Directors shall be in lieu of option grants to Eligible Directors pursuant to the Company’s 1997, 1999 and 2001 Incentive Stock Plans.

ARTICLE TWO

DEFINITIONS

2.1    Beneficiary.  “Beneficiary” means the person, persons, entity or entities so designated, or deemed to be designated, by a Grantee pursuant to Article Nine.

2.2    Board of Directors.  “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

2.3    Business Day.  “Business Day” means each Monday through Friday in which national banks located in the State of Texas are open for business.

2.4    Change in Control.  “Change in Control” shall mean the occurrence during the term of the Plan and during the term of any Deferred Stock Unit issued under the Plan of:

(a)  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Controlled Subsidiary”), (ii) the Company or its Controlled Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)  The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)  Approval by stockholders of the Company of:

(i)  A merger, consolidation or reorganization involving the Company, unless

(A)  the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

(C)  no Person other than the Company, any Controlled Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Controlled Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

For purposes of this Section 2.4(c)(i), a transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction.”

(ii)  A complete liquidation or dissolution of the Company; or

(iii)  An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.5    Code.  “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or pronouncements thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.

2.6    Committee.  “Committee” means the Management Development and Compensation Committee of the Board of Directors, as constituted from time to time (including any successor committee under any different name), which shall:

(a)  consist of at least three (3) Directors, each of whom shall be an “outside director” of the Company (within the meaning of Code Section 162(m)) and a “nonemployee director” of the Company (within the meaning of Rule 16b-3); and

(b)  be authorized by the Board to exercise all authority granted to it under this Plan and any Board actions.

2.7    Common Stock.  “Common Stock” means shares of common stock of RadioShack Corporation, with par value of one dollar ($1.00) per share.

2.8    Company.  “Company” means RadioShack Corporation, a Delaware corporation, or any corporation or entity that is a successor to RadioShack Corporation or substantially all of the assets of RadioShack Corporation, that assumes the obligations of RadioShack Corporation under this Plan by operation of law or otherwise.

2.9    Consent.  The term “Consent” means, with respect to any Plan Action, (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation; (ii) any and all written agreements and representations by the Grantee with respect to the acquisition or disposition of shares of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; and (iii) any and all consents, clearances and approvals by any governmental or other regulatory bodies.

2.10    Date of Grant.  “Date of Grant” means the date the Committee makes a Grant to an Eligible Director as specified in the Deferred Stock Unit Agreement.

2.11    Deferred Stock Unit.  “Deferred Stock Unit” means a deferred stock unit that has been granted to a Grantee in accordance with, and subject to, the terms and conditions of this Plan.

2.12    Deferred Stock Unit Agreement.  “Deferred Stock Unit Agreement” means a written agreement executed by the Company and a Grantee effecting, and establishing the terms and conditions of, a Grant of Deferred Stock Units to such Grantee under this Plan.

2.13    Director.  “Director” means a member of the Board of Directors.

2.14    Distributed Stock.  “Distributed Stock” shall have the meaning set forth in Section 8.1.

2.15    Effective Date.  “Effective Date” means the effective date of the Plan which is, contingent upon approval of the Company’s Stockholders, June 1, 2004.

2.16    Eligible Director.  “Eligible Director” means a Director who is:

(a)  not a common law employee of the Company or any of its Subsidiaries; and

(b)  entitled to participate in the Plan pursuant to Section 4.1.

A Director who is also a common law employee of the Company or any of its Subsidiaries shall, to the extent permitted by law or the New York Stock Exchange rules, become eligible to participate in this Plan only after termination of such employment.

2.17    Grant.  “Grant” means a grant of Deferred Stock Units which are nontransferable and subject to the terms and conditions of this Plan and any related Deferred Stock Unit Agreement.

2.18    Grantee.  “Grantee” means an Eligible Director to whom a Grant has been made in accordance with Article Six.

2.19    New Director.  “New Director” means an Eligible Director who attends his or her initial meeting of the Board of Directors on or after the Effective Date.

2.20    Normal Retirement Date.  “Normal Retirement Date” means the date on which the Grantee mandatorily retires as a result of attaining “retirement age” under the Company’s Corporate Governance Framework, which currently requires retirement prior to the annual meeting of shareholders following his or her 72nd birthday.

2.21    Payment Event.  “Payment Event” shall have the meaning set forth in Section 8.1

2.22    Plan.  “Plan” means the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors, as amended from time to time.

2.23    Plan Action.  Any Grant under the Plan, the issuance of shares of Common Stock or other rights under the Plan, or the taking of any other action under the Plan.

2.24    Plan Year.  “Plan Year” means the twelve (12) month period beginning June 1 and ending on May 31.

2.25    Rule 16b-3.  “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any successor rule or rules with the same or similar purpose.

2.26    Stockholder.  “Stockholder” means an individual or entity that owns one (1) or more shares of Common Stock.

2.27    Subsidiary.  “Subsidiary” means any entity in which the Company owns, directly or indirectly, stock or other ownership interests possessing at least eighty percent (80%) or more of the total combined voting power of all classes of stock or other ownership interests entitled to vote or at least eighty percent (80%) of the total value of shares of all classes of stock or other ownership interests of such entity as determined pursuant to Code section 1563(a)(1), but only during the period any such entity would be so defined. “Subsidiary” also means a 100% owned entity in which a check-the-box election under Code section 7701 has been made.

2.28    Termination of Directorship.  “Termination of Directorship” means the termination of an individual’s status as a Director for any reason whatever, whether voluntarily or involuntarily, including death of the Director.

ARTICLE THREE

ADMINISTRATION

3.1    Plan Administration.  Unless otherwise specified by the Board of Directors, this Plan shall be administered by the Committee. The Board of Directors may, in its sole discretion, at any time and from time to time, by an official action, resolve to administer the Plan effective as of a date specified in such action. In the event the Board of Directors exercises its discretion to administer the Plan, all references to the “Committee” herein shall be deemed to be references to the “Board of Directors.”

3.2    Powers and Duties of the Committee.  The Committee shall have the sole and exclusive authority and discretion to: (i) exercise all powers granted to it under the Plan and under any Board of Directors’ action; (ii) construe, interpret, and implement the Plan, any Deferred Stock Unit Agreement and related documents; (iii) cause the Company to enter into Deferred Stock Unit Agreements with Eligible Directors (including, but not limited to, the authority to prescribe the form of such Deferred Stock Unit Agreements and the legend, if any, to be affixed to the certificates representing such shares issued under this Plan); (iv) prescribe, amend and rescind rules and interpretations relating to the Plan; (v) make all determinations necessary or advisable in administering the Plan; (vi) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Deferred Stock Unit Agreement and related documents; and (vii) designate one or more persons or agents to carry out any or all of its administrative duties hereunder (provided that none of the duties required to be performed by the Committee under Rule 16b-3, or Article Six below, may be delegated to any other person or agent). The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan.

3.3    Governance of the Committee.  All actions of the Committee with respect to the Plan shall require the affirmative vote of a majority of its members present at a meeting at which a quorum is present (in person, telephonically, electronically or as otherwise permitted by the Committee’s governing documents). The determination of the Committee, in its sole and exclusive discretion, on all matters relating to the Plan, any Deferred Stock Unit Agreement or related documents shall be conclusive.

3.4    Limitation of Liability.  No member of the Committee or any of its designees who are employees of the Company shall be liable for any action or determination made in good faith with respect to the Plan, any Deferred Stock Unit Agreement or related documents.

3.5    Administrative Plan Years.  The Plan shall be administered and operated on the basis of the Plan Year.

ARTICLE FOUR

PARTICIPATION

4.1    Participation.  All Eligible Directors shall participate in the Plan and be eligible to receive Grants pursuant to Article Six.

4.2    Grantees.  An Eligible Director designated pursuant to Section 4.1 shall be deemed to be a Grantee upon execution of a Deferred Stock Unit Agreement between such Eligible Director and the Company in accordance with Article Six. An Eligible Director shall remain a Grantee until such time as he or she no longer has any Deferred Stock Units subject to the terms of this Plan or any Deferred Stock Unit Agreement.

ARTICLE FIVE

STOCK AVAILABLE FOR GRANTS

5.1    Available Stock.  Deferred Stock Units representing up to one million (1,000,000) shares of Common Stock may be granted under this Plan. In the event that the number or kind of outstanding shares of Common Stock of the Company shall be changed by reason of recapitalization, reorganization, redesignation, merger, consolidation, stock split, stock dividend, combination or exchange of shares, exchange for other securities, or the like, the number and kind of Deferred Stock Units representing Common Stock that may thereafter be issued under this Plan, along with any Deferred Stock Units then outstanding, may be appropriately adjusted as determined by the Committee so as to reflect such change. In accordance with (and without limitation upon) the foregoing, Deferred Stock Units available under this Plan and covered by Grants that expire, terminate, are forfeited or are canceled for any reason whatever shall again become available for Grants under this Plan.

5.2    Source of Stock.  The Distributed Stock that may be issued under this Plan pursuant to Section 8.1 shall be made available from authorized and unissued shares or treasury shares of Common Stock of the Company.

ARTICLE SIX

DEFERRED STOCK UNIT GRANTS

6.1    Granting of Deferred Stock Units.

(a)  Each New Director shall receive a one-time Grant of 5,000 Deferred Stock Units on the date such New Director attends his or her initial meeting of the Board of Directors as a Director.

(b)  On the first Business Day in June of each Plan Year, each Eligible Director on such date who has served as a Director for one year or more as of June 1 of such Plan Year shall be Granted 3,500 Deferred Stock Units, or such lesser amount as the Committee may determine.

(c)  All Grants shall be subject to the terms of this Plan, a Deferred Stock Unit Agreement and such other terms and conditions as the Committee shall deem necessary or appropriate.

6.2    Deferred Stock Unit Agreements.  The granting of Deferred Stock Units to an Eligible Director under this Plan shall be contingent on such Eligible Director executing a Deferred Stock Unit Agreement in the form prescribed by the Committee. Each Deferred Stock Unit Agreement shall (i) indicate the number of Deferred Stock Units granted to the Eligible Director; (ii) indicate the effective date of the Grant; (iii) include provisions reflecting the vesting of the Deferred Stock Units under this Plan; and (iv) include any other terms, conditions or restrictions the Committee deems necessary or appropriate.

6.3    Vesting of Deferred Stock Units.

(a)  The Deferred Stock Units shall vest in three (3) equal amounts on the first, second and third anniversaries of the Date of Grant, provided that the Grantee is an Eligible Director on each such vesting date.

(b)  Upon the occurrence of a Payment Event, the Grantee shall forfeit to the Company, without consideration therefor, all unvested Deferred Stock Units, and such Deferred Stock Units shall be available for future Grants as provided in Section 5.1.

(c)  Notwithstanding the preceding, however, all unvested Deferred Stock Units held by a Grantee shall immediately vest in the event of (i) a Change in Control, (ii) the death of the Grantee, (iii) the date the Committee determines, in its sole discretion, that the Grantee is totally disabled, or (iv) the Grantee’s Normal Retirement Date.

6.4    Stockholder Rights.  A Grantee shall have no voting rights, dividend rights or any other rights as a Stockholder with respect to any Deferred Stock Units granted to him or her under this Plan. In addition, a Grantee shall not have any rights as a Stockholder with respect to any shares of Common Stock issuable pursuant to the Deferred Stock Units until the date on which a stock certificate (or certificates) representing such Common Stock is issued

6.5    Dividend Equivalents.  Notwithstanding Section 6.4 above:

(a)  If on any date, while the Grantee is an Eligible Director, the Company shall pay any dividend on the Common Stock (other than a dividend payable in Common Stock), the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) shall as of such payment date be increased by an amount equal to: (x) the product of the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) as of the record date for such dividend multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board), divided by (y) the closing price of the Common Stock on the payment date for such dividend. Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.

(b)  If on any date, while the Grantee is an Eligible Director, the Company shall pay any dividend on Common Stock that is payable in Common Stock, the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) shall be increased by an amount equal to the product of: (x) the number of Deferred Stock Units credited to the Grantee (including any unvested Deferred Stock Units) as of the record date for such dividend and (y) the number of shares of Common Stock (including any fraction thereof) payable as a dividend on a share of Common Stock. Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.

(c)  Deferred Stock Units credited to Grantees in connection with a dividend on Common Stock pursuant to Section 6.5(a) shall immediately vest.

ARTICLE SEVEN

RESTRICTIONS ON DEFERRED STOCK UNITS

7.1    Transfer Restrictions.  Deferred Stock Units shall not be sold, assigned, exchanged, pledged, hypothecated, transferred or otherwise disposed of.

7.2    Other Restrictions.  The Committee may impose restrictions on Deferred Stock Units in addition to, or different from, those described in this Plan, as it deems necessary or appropriate. Grants to different Grantees may be made upon different terms with different conditions or restrictions. Grants may vary from time to time and from Grantee to Grantee. The Committee may not materially increase the benefits of any Grantee.

ARTICLE EIGHT

PAYMENT OF COMMON STOCK

8.1    Vested Deferred Stock Units.  Upon the earlier of

(a)  thirty (30) days after a Termination of Directorship or

(b)  the date of a Change in Control

(such event referred to as a “Payment Event”), then, subject to the terms of this Plan and any applicable Deferred Stock Unit Agreement, the Company shall deliver, or cause to be delivered, to the Grantee a number of shares of Common Stock equal to the aggregate number of vested Deferred Stock Units credited to the Grantee as of such date (including Deferred Stock Units vesting pursuant to Section 6.3(c) hereof) (the “Distributed Stock”); provided, however, that the Grantee may elect to defer distribution of Distributed Stock pursuant to Section 8.4 hereof. The Committee shall notify a Grantee (or his or her Beneficiary, if applicable) of the occurrence of a Payment Event within an administratively practicable time. The Grantee shall receive cash in lieu of the distribution of Common Stock for fractional Deferred Stock Units, based on the closing price of the Common Stock on the date of distribution of the Distributed Stock.

8.2    Satisfaction of Grantee’s Tax Obligations.  On one or more demands by the Company from time to time, Grantee shall pay to the Company any taxes that the Company reasonably determines it is required to withhold under applicable tax laws with respect to the Deferred Stock Units or the issuance of Distributed Stock pursuant to any award. Grantee may satisfy such tax withholding obligation by instructing the Company to withhold shares of Distributed Stock to satisfy the minimum tax withholding amount permissible under the method that results in the least amount withheld. The Grantee shall provide the Committee and the Company with such additional information or documents as may be necessary for the Committee or the Company to discharge their respective obligations under this Section.

8.3    Delivery of Distributed Stock.  As promptly as practicable following the sale of a portion of a Grantee’s Distributed Stock withheld in accordance with Section 8.2, if it has not already done so, the Committee shall cause the Distributed Stock to be issued to the Grantee (other than those shares of Distributed Stock the distribution of which has been deferred pursuant to Section 8.4). In addition, the Committee shall cause the Company to deliver the proceeds of the sale of shares of the Grantee’s Distributed Stock pursuant to Section 8.2 to the Internal Revenue Service and/or other taxing authority in satisfaction of the Grantee’s tax liability, arising from the issuance of the certificates. In the event of a Grantee’s death, such certificates shall be delivered to the Grantee’s Beneficiary, determined in accordance with Article Nine.

8.4    Deferral of Distributed Stock.  Prior to the distribution of Distributed Stock, a Grantee may elect to defer distribution of the Distributed Stock by providing written notice of such election to the Committee. Distributed Stock deferred under this Section 8.4 will be distributed to the Grantee based on one of the two following elections made by the Grantee: (a) consecutive substantially equal annual installments (up to a maximum of ten) beginning on January 15 of a specified year, or (b) a lump sum payment on a specified date not less than sixty (60) days nor more than ten years from the Payment Event. With respect to any dividends payable on Distributed Stock that Grantee has deferred under this Section 8.4, such dividends shall be directly paid in cash to the Grantee. If a Grantee should die before all deferred shares of Distributed Stock have been distributed, such remaining deferred shares shall be promptly paid to the Grantee’s Beneficiary or otherwise pursuant to Section 9.2.

ARTICLE NINE

BENEFICIARY DESIGNATION

9.1    Procedures for Beneficiary Designation.  A Grantee may designate a Beneficiary or Beneficiaries to receive any shares of Distributed Stock or other amounts that become payable on account of the Grantee’s death, in such manner as the Committee may require.

9.2    Default Beneficiaries.  If a Grantee has not designated a Beneficiary or Beneficiaries in accordance with Section 9.1, any shares of Distributed Stock shall be distributed to the person or persons in the first of the following classes in which there are any survivors of such Grantee:

(a)  his or her spouse at the time of death;

(b)  the executor or administrator of his or her estate;

(c)  his or her issue per stirpes; and

(d)  his or her parents.

ARTICLE TEN

AMENDMENTS

10.1    Plan May Be Amended.  Subject to Section 10.2, the Board of Directors may amend this Plan for any reason and at any time.

10.2    Limitations on Plan Amendment.  Except as otherwise provided in Section 5.1, no amendment shall increase the maximum number of shares of Common Stock that may be granted under this Plan without the further approval of the Stockholders. Furthermore, any amendment to this Plan meeting the definition of a “material revision” (or any successor definition) under the listing requirements of the New York Stock Exchange shall be approved by the Stockholders as required by such listing requirements. No amendment to this Plan shall materially and adversely modify or impair the then existing rights of Grantees without such individual’s written consent.

ARTICLE ELEVEN

TERMINATION

11.1    Plan Termination.  Awards may be made under this Plan until May 31, 2014. Notwithstanding the preceding, the Board of Directors may terminate this Plan for any reason, or no reason, and at any time. Except as otherwise provided in Section 11.2, Plan termination shall not materially and adversely modify or impair the then existing rights of Grantees without such individual’s written consent.

11.2    Stockholder Approval.  This Plan shall immediately terminate if the Plan is not approved by a majority of the outstanding shares of Common Stock present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote at the Company’s 2004 Annual Meeting of Stockholders. Notwithstanding any Plan provision to the contrary, in the event of such a termination, all Grants of Deferred Stock Units under the Plan, if any, shall be revoked and the Plan shall be deemed null and void ab initio. In the event of such a termination, the Company, the Board of Directors, the Committee and the Subsidiaries shall not be liable for any Grants under this Plan.

ARTICLE TWELVE

MISCELLANEOUS

12.1    Consents.  If the Committee shall at any time determine that any Consent is necessary or desirable as a condition to, or in connection with, any Plan Action, then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee, or the Committee may require that such Plan Action be taken only in such manner as to make such Consent unnecessary.

12.2    Other Payments or Awards.  Nothing contained in the Plan shall be deemed to in any way limit or restrict the Company, any Subsidiary, the Board of Directors or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

12.3    Section Headings.  The section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said sections.

12.4    Number.  The singular herein shall include the plural, or vice versa, wherever the context so requires.

12.5    Waiver.  No waiver of any term or provision of this Plan by the Company, any Subsidiary, the Board of Directors or Committee shall constitute a waiver of the same term or provision in any subsequent case.

12.6    Governing Law.  This Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of Texas, without reference to principles of conflict of laws.

12.7    Participant Rights.  This Plan is intended to constitute an unfunded plan for incentive and deferred compensation of Eligible Directors, and the rights of Eligible Directors under the Plan shall be those of general creditors of the Company.

*   *   *   *   *

ADMISSION TICKET (Not Transferable)

2004 Annual Meeting of Stockholders 10 a.m. (CDT), Thursday, May 20, 2004 Answers University, Charles D. Tandy Center	Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

If you plan to attend the meeting, here are directions to the meeting site:

Answers University is in the lower level of Tower Two at Charles D. Tandy Center, 300 W. Third St. Fort Worth TX 76102. Please see the map.

The Tower Two entrance most convenient to Answers University is at Throckmortan and Second streets, just across from the Renaissance Worthington Hotel. A “RadioShack Shareholders Meeting” sign will mark the entrance.

Once you are in Tower Two, follow the signs to the escalator, which will take you down to Answers University. Elevators are also available.

THIS IS YOUR PROXY • YOUR VOTE IS IMPORTANT

Your vote is important to us. Whether you attend the meeting or not, please use one of these methods to vote:

•	Internet (see the reverse side)

•	Telephone (see the reverse side)

•	Mark the attached proxy card, sign, detach and return the card in the accompanying postage-paid envelope

Ù DETACH PROXY CARD HERE Ù

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 20, 2004

The undersigned holder of common stock of RadioShack Corporation hereby appoints Leonard H. Roberts, Robert J. Kamerschen, Thomas G. Plaskett and Edwina D. Woodbury, and each or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Company held by the undersigned at the Annual Meeting of Stockholders of RadioShack Corporation at Fort Worth, Texas on May 20, 2004, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed but no instruction given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director and “FOR” items 2 and 3.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS,

SIGN ON THE REVERSE SIDE – NO BOXES NEED BE CHECKED.

IMPORTANT – This Proxy must be signed and dated on the reverse side.

Post Office Box 961090

Forth Worth, Texas 76161-5000

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/rsh		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

Consider receiving future RadioShack Corporation’s Annual Report and Proxy materials in electronic form. While voting via the Internet, just click the box to give your consent and thereby save RadioShack the future costs of producing, distributing and mailing these materials. Choosing electronic delivery will give you faster and more convenient access to proxy materials. Voting by phone, Internet and mail will still be available to shareholders who choose to receive printed proxy materials by mail.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark your votes as in the example.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. Election of thirteen directors

(01) Frank J. Belatti (02) Ronald E. Elmquist (03) Robert S. Falcone (04) Daniel R. Feehan (05) Richard J. Hernandez

(06) Lawrence V. Jackson (07) Robert J. Kamerschen

(08) H. Eugene Lockhart (09) Jack L.Messman (10) William G. Morton, Jr. (11) Thomas G. Plaskett (12) Leonard H. Roberts (13) Edwina D. Woodbury

			2. Approval of the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors.	For ☐	Against ☐	Abstain ☐	3. Approval of the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.	For ☐	Against ☐	Abstain ☐
FOR All Nominees	☐ ☐	WITHHOLD AUTHORITY to vote for all nominees

☐__________________________________
FOR all nominees, except vote withheld for those named above.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LOWER LEFT	☐

Please sign exactly as your name(s) appear(s) on this proxy, date and promptly return this proxy in the enclosed envelope.

Signature:	Date:	Signature:	Date: